The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities is effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-248945
SUBJECT TO COMPLETION DATED SEPTEMBER 23, 2020
Preliminary Prospectus Supplement
(To Prospectus dated September 21, 2020)
$
    % Fixed-to-Floating Rate Subordinated Notes due 2030

Ameris Bancorp (“we” or “our”) is offering $      aggregate principal amount of our    % fixed-to-floating rate subordinated notes due 2030, which we refer to herein as the “notes.” The notes will rank equally in right of payment with our other unsecured subordinated debt.
The notes will mature on           , 2030. From and including the date of issuance to, but excluding,           , 2025 (unless redeemed prior to such date), the notes will bear interest at a rate of    % per year, payable semiannually in arrears on           and           of each year, commencing on           , 2021. From and including           , 2025 to, but excluding, the maturity date (unless redeemed prior to such date), the notes will bear interest at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR) (each defined and subject to the provisions described under “Description of the Notes — Interest” in this prospectus supplement), plus                 basis points, payable quarterly in arrears on                 ,                 ,                 and                 of each year, commencing on           , 2026. Notwithstanding the foregoing, if the Benchmark is less than zero, then the Benchmark shall be deemed to be zero.
We may redeem the notes, at our sole option, beginning with the interest payment date of           , 2025 and on any interest payment date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), to the extent that such approval is then required under the rules of the Federal Reserve. The notes may not otherwise be redeemed by us prior to the scheduled maturity of the notes, unless certain events occur, as described under “Description of the Notes — Redemption” in this prospectus supplement.
The notes will be unsecured obligations of ours and will be subordinated in right of payment to all our existing and future senior indebtedness (as defined in our subordinated debt indenture and supplemental indenture under which the notes are to be issued and described under “Description of the Notes — Ranking; Subordination” in this prospectus supplement), whether secured or unsecured. There is no sinking fund for the notes. The notes will not be convertible or exchangeable. Because Ameris Bancorp is a holding company, our cash flows, and, consequently, our ability to pay and discharge our obligations, including the principal of, and interest on, our debt securities, is dependent on dividends, distributions and other payments made to us by our subsidiaries, primarily our wholly-owned subsidiary, Ameris Bank, which is a Georgia state-chartered bank, and funds we obtain from our corporate borrowings or sales of our securities. Our right to receive any payments or distribution of cash or assets from our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of our debt securities to participate in the proceeds of those payments or distributions, are effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of Ameris Bank and our other current and future subsidiaries, including, without limitation, Ameris Bank’s liabilities to depositors in connection with the deposits in Ameris Bank, its liabilities to general creditors and its liabilities arising during the ordinary course or otherwise. The notes are obligations of Ameris Bancorp only and are not obligations of, and are not guaranteed by, any of our subsidiaries, including Ameris Bank. The notes will not be listed on any securities exchange or included in any automated dealer quotation system.

Investing in the notes involves certain risks. Before investing in the notes, you should consider the information under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, and under the heading “Part I. Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, as amended by our Amendment No. 1 on Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2020, and under the heading “Part II. Item 1A. Risk Factors” in our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated herein by reference.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discounts(2)	%	$
Proceeds to us, before expenses	%	$

(1)
Plus accrued interest, if any, from the original issue date.

(2)
The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

None of the SEC, the Federal Deposit Insurance Corporation (the “FDIC”), the Federal Reserve, any state securities commission nor any other regulatory body has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency.
The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its participants against payment therefor in immediately available funds on or about           , 2020, which is the third business day following the date of pricing of the notes (such settlement being referred to as “T+3”). See “Underwriting” in this prospectus supplement for details.

Joint Book-Running Managers

The date of this prospectus supplement is                 , 2020.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the notes and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated September 21, 2020, which is included as part of our automatic shelf registration statement on Form S-3 (No. 333-248945). That registration statement and the accompanying prospectus provide more general information about securities that we and any selling securityholders may offer from time to time, some of which may not apply to this offering. It is important for you to read and consider carefully all information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering before investing in the notes. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for additional information.
This prospectus supplement, or the information incorporated by reference into this prospectus supplement, may add, update or change information in the accompanying prospectus. If any information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference into this prospectus supplement or the accompanying prospectus, then you should rely on the information in this prospectus supplement.
In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Ameris Bancorp,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean Ameris Bancorp and its consolidated subsidiaries.
Neither the Company nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of, the Company, or to which the Company has referred you. Neither the Company nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.
Neither the Company nor the underwriters are offering to sell nor seeking an offer to buy the notes in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer or solicitation by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

S-ii

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.
Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet at our website at www.amerisbank.com. All internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.
We have filed an automatic shelf registration statement on Form S-3 (No. 333-248945) with the SEC registering the offering of various of our securities, including the notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

S-iii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus supplement and the accompanying prospectus is considered a part of the information contained herein and therein. We are incorporating by reference into this prospectus supplement, and have incorporated by reference into the accompanying prospectus, the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:
•
our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 9, 2020, as amended by our Amendment No. 1 on Form 10-K/A filed with the SEC on March 20, 2020, and updated by the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 27, 2020, specifically incorporated by reference therein;

•
our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and August 10, 2020, respectively;

•
our current report on Form 8-K, filed with the SEC on June 15, 2020; and

•
the description of our common stock included under the heading “–Description of Capital Stock” found in our preliminary prospectus dated as of April 21, 1994, filed as part of our registration statement on Form SB-2 (Registration No. 33-77930) on April 21, 1994, and any amendments or reports filed for the purpose of updating such description.

The information contained in this prospectus supplement and the accompanying prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus supplement and the accompanying prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus supplement and the accompanying prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:
Ameris Bancorp
3490 Piedmont Road N.E., Suite 1550
Atlanta, Georgia 30305
Attention: Corporate Secretary
Telephone: (404) 639-6500

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference that are not statements of historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and other related federal securities laws. These forward-looking statements reflect our current views with respect to, among other things, future events and our future financial performance. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect our future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:
•
the risks of any acquisitions, mergers or divestitures which we may undertake in the future, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth, expense savings and/or other results from such transactions;

•
the effects of future economic, business and market conditions and changes, including, without limitation, seasonality;

•
legislative and regulatory changes, including, without limitation, changes in banking, securities and tax laws, regulations and policies and their application by our regulators;

•
changes in accounting rules, practices and interpretations;

•
the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities and interest-sensitive assets and liabilities;

•
changes in borrower credit risks and payment behaviors;

•
changes in the availability and cost of credit and capital in the financial markets;

•
changes in the prices, values and sales volumes of residential and commercial real estate;

•
the effects of concentrations in our loan portfolio;

•
our ability to resolve nonperforming assets;

•
the failure of assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates and valuations;

•
changes in technology or products that may be more difficult, more costly or less effective than anticipated;

•
uncertainty from the expected discontinuation of the London Inter-Bank Offered Rate (“LIBOR”), and the potential transition away from LIBOR toward a new interest rate benchmark;

•
our ability to successfully remediate the identified material weakness in our internal controls over financial reporting, and the potential adverse impact on our ability to prepare our consolidated financial statements in a timely and accurate manner if our remediation efforts are insufficient to address such weakness;

S-v

•
the effects of war or other conflicts, acts of terrorism, hurricanes, floods, tornados or other catastrophic events, including, without limitation, the novel coronavirus (“COVID-19”), that may affect economic conditions; and

•
adverse effects due to COVID-19 on us, including our business, financial position, liquidity and results of operations, and on our customers, employees and business partners.

We urge you to consider carefully all of these risks, uncertainties and other factors, as well as those risks discussed in this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein by reference, including in our annual report on Form 10-K for the year ended December 31, 2019, as amended by our Amendment No. 1 on Form 10-K/A filed with the SEC on March 20, 2020, and our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in any forward-looking statement. Any forward-looking statement made in this prospectus supplement, the accompanying prospectus or in any report, filing, document or information incorporated by reference into this prospectus supplement or the accompanying prospectus speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith, and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any report, filing, document or information incorporated by reference herein or therein.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY
The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference.” Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section titled “Risk Factors” in this prospectus supplement, and the documents incorporated by reference herein and in the accompanying prospectus, including the financial statements and the accompanying notes contained in such documents. We will issue the notes under a Subordinated Debt Indenture between Ameris Bancorp and Wilmington Trust, National Association, as trustee (the “Trustee”), dated as of March 13, 2017 (the “Base Indenture”), as supplemented by a Third Supplemental Indenture between Ameris Bancorp and the Trustee, to be dated September   , 2020 (the “Third Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the Third Supplemental Indenture, as the “Indenture.”
Ameris Bancorp
Ameris Bancorp, a Georgia corporation, is a financial holding company that was incorporated in 1980 and is headquartered in Atlanta, Georgia. Our business is conducted primarily through Ameris Bank, a Georgia state-chartered bank and a wholly owned subsidiary of Ameris Bancorp.
Through Ameris Bank, we provide a full range of banking services to our retail and commercial customers through 170 branches in select markets in Georgia, Alabama, Florida and South Carolina. These branches serve distinct communities in our business areas with autonomy but do so as one bank, leveraging our favorable geographic footprint in an effort to acquire more customers. Deposits with Ameris Bank are insured, up to applicable limits, by the FDIC.
Our business model capitalizes on the efficiencies of a large financial services company while still providing the community with the personalized banking service expected by our customers. We manage Ameris Bank through a balance of decentralized management responsibilities and efficient centralized operating systems, products and loan underwriting standards. Our board of directors and senior managers establish corporate policy, strategy and administrative policies. Within our established guidelines and policies, the banker closest to the customer responds to the differing needs and demands of his or her unique market.
Throughout our history, our strategy has been focused on growing in our historical markets and in select new markets that we have entered through acquisitions. We believe that this strategy has resulted in a consistent record of strong growth over an extended period of time, as we have grown from approximately $2.11 billion in total assets at December 31, 2007 to approximately $19.87 billion in total assets at June 30, 2020. At June 30, 2020, we also had total loans (net of allowance for loan losses) of approximately $14.29 billion, total deposits of approximately $15.59 billion and shareholders’ equity of approximately $2.46 billion.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “ABCB.” Our principal executive offices are located at 3490 Piedmont Road N.E., Suite 1550, Atlanta, Georgia 30305, and our telephone number is (404) 639-6500. Our website is www.amerisbank.com. Information contained on our website is not incorporated by reference into this prospectus supplement.

THE OFFERING
The following summary of this offering contains basic information about this offering and the terms of the notes and is not intended to be complete. It does not contain all the information that is important to you. For a description of the notes, refer to the section of this prospectus supplement titled “Description of the Notes” and the section of the accompanying prospectus titled “Description of Debt Securities.” To understand all of the terms and conditions of the offering and the notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein that are described under “Incorporation of Certain Documents by Reference.”
For the purposes of this section titled “The Offering,” all references to “Ameris Bancorp,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean only Ameris Bancorp and not any of its subsidiaries.
Issuer
Ameris Bancorp
Securities Offered
            % Fixed-to-Floating Rate Subordinated Notes due 2030
Amount of Securities Offered
$
Maturity Date
           , 2030.
Issue Price
               % plus accrued interest, if any, from and including September   , 2020.
Interest Rate
The notes will bear interest: (i) from and including the date of issuance to, but excluding,       , 2025 (unless redeemed prior to such date), at a rate of                % per year; and (ii) from and including       , 2025 to, but excluding, the maturity date (unless redeemed prior to such date), at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR) plus          basis points. Notwithstanding the foregoing, if the Benchmark is less than zero, then the Benchmark shall be deemed to be zero.
For each Floating Rate Interest Period during the Floating Rate Period (each as defined under “Description of the Notes”) when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Interest Period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes”).
If we or our designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Notes”) have occurred with respect to the Benchmark, then the provisions under “Description of the Notes — Effect of Benchmark Transition Event,” which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the benchmark used to calculate the interest rate on the notes for each subsequent Floating Rate Interest Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the notes for such Floating Rate Interest Period and all subsequent Floating Rate Interest Periods during the Floating Rate Period will be an annual rate equal to the

Benchmark Replacement (as defined under “Description of the Notes”) plus          basis points.
Interest Payment Dates
From and including the date of issuance to, but excluding,          2025, interest on the notes will be payable semiannually in arrears on         and        of each year, commencing on            , 2021. From and including            , 2025, to, but excluding, the maturity date, interest on the notes will be payable quarterly in arrears on            ,        ,            and        of each year commencing on            , 2026.
Record Dates
Interest on each note will be payable to the person in whose name such note is registered at the close of business on 15th day immediately preceding the applicable interest payment date.
Ranking; Subordination
The notes will be unsecured, subordinated obligations of the Company and:
•
will rank junior in right of payment and upon our liquidation to all of our existing and future senior indebtedness (as defined in our Indenture and described under “Description of the Notes — Ranking; Subordination”), whether secured or unsecured and any existing and all of our future general creditors;

•
will rank equally in right of payment and upon our liquidation to all of our existing and future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the notes, including approximately $191.8 million of subordinated indebtedness issued by Ameris Bancorp under the Base Indenture under which the notes will be issued;

•
will rank senior in right of payment and upon our liquidation to (i) our existing subordinated deferrable interest debentures and (ii) any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other types of indebtedness that include the notes; and

•
will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of Ameris Bank and our other current and future subsidiaries, including, without limitation, Ameris Bank’s liabilities to depositors in connection with the deposits in Ameris Bank, its liabilities to general creditors and its liabilities arising during the ordinary course or otherwise.

As of June 30, 2020, on a consolidated basis, our liabilities totaled approximately $17.41 billion, which includes: (i) approximately $15.59 billion of deposit liabilities; (ii) approximately $1.42 billion of other borrowings (which principally include approximately $1.15 billion of Federal Home Loan Bank advances, approximately $191.8 million of subordinated indebtedness issued by Ameris Bancorp (all of which was issued under the Base Indenture under which the notes will be issued) and approximately $76.2 million of subordinated indebtedness issued by Ameris Bank or banks that have merged into Ameris Bank); (iii) approximately $123.4 million of subordinated deferrable interest debentures; (iv) approximately $12.9 million for securities sold under agreements to repurchase; and (v) approximately $268.1 million of other liabilities. Except for approximately $123.4 million of subordinated deferrable interest debentures (which rank junior in right of payment and upon liquidation to the notes) and approximately $191.8 million of subordinated indebtedness (which rank equal in right of payment and upon liquidation to the notes) issued by Ameris Bancorp, all of these liabilities are contractually or structurally senior to the notes.
Because we are a holding company, our cash flows and, consequently, our ability to pay and discharge our obligations, including the principal of, and interest on, our debt securities depends on the dividends paid, and the distributions and other payments made, to us by our subsidiaries, and funds we obtain from our corporate borrowings or by selling our securities. Our right to receive any dividends or to receive any payments or distributions of cash or other assets from our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in the proceeds of those dividends, payments or distributions, will be effectively subordinated to the claims of our subsidiaries’ respective creditors and preferred equity holders. For more information, see “Description of the Notes — Ranking; Subordination.”
Redemption
We may redeem the notes, at our sole option, beginning with the interest payment date of            , 2025 and on any interest payment date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve, to the extent that such approval is then required under the rules of the Federal Reserve (an “Optional Redemption”).
Other than in the case of an Optional Redemption, the notes may not be redeemed, called or repurchased by us prior to maturity, except that we may, at our option, upon or after the occurrence of any of the events listed below and subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, redeem the notes prior to maturity, in whole, but not in part, if: (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the notes for U.S. federal income tax purposes; (ii) a subsequent event occurs that, as a result of which we would not be entitled to treat the notes as Tier 2 capital for regulatory capital purposes; or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see “Description of the Notes — Redemption.”
Events of Default
The notes will contain customary payment, covenant and insolvency events of default. The trustee and the holders of the notes may not accelerate the maturity of the notes upon the occurrence of any payment or covenant event of default. However, if an insolvency-related event of default occurs, the principal amount of all the notes, together with premium, if any, and accrued and unpaid interest, if any, thereon, shall automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable. See “Description of Notes — Defaults; Events of Default; Limited Rights of Acceleration.”
Denomination; Form
The notes will be issued and may be transferred only in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Except as provided in the Indenture or described below under “— Clearance and Settlement,” the notes will be evidenced by a global note deposited with the trustee for the notes, as custodian for DTC. Beneficial interests in the global notes will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants.
Further Issuances
The notes will initially be limited to an aggregate principal amount of $               . We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the notes outstanding by issuing additional notes in the future with the same terms as the notes, except for the issue date, offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes, and such additional notes may be consolidated with the notes issued in this offering and form a single series; provided that if any such additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP or other identifying number.
Use of Proceeds
We estimate that the net proceeds of this offering will be approximately $          million after deducting the underwriting discount and transaction expenses payable by us. We intend to use the net proceeds from this offering, after the payment of offering expenses, for general corporate purposes. See “Use of Proceeds.”
Risk Factors
Investing in the notes involves certain risks. See “Risk Factors” beginning on page S- 9 of this prospectus supplement and “Risk Factors” on page 4 of the accompanying prospectus, and in the documents incorporated by reference herein and in the accompanying prospectus, for information regarding risk factors you should consider before investing in the notes.
Trustee
Wilmington Trust, National Association, acts as the trustee under the Indenture pursuant to which the notes will be issued.
Calculation Agent
We will appoint a calculation agent for the notes prior to the commencement of the Floating Rate Period. We will act as the initial calculation agent.
Listing
The notes will not be listed on any securities exchange or included in any automated dealer quotation system. There is no assurance that an active trading market in the notes will develop or exist after the issuance of the notes.
Governing Law
The notes and the Indenture pursuant to which such notes will be issued are governed by, and shall be construed in accordance with, the laws of the State of New York.

SUMMARY SELECTED FINANCIAL DATA
The following selected historical consolidated financial information as of and for the six months ended June 30, 2020 and 2019, has been derived from our unaudited consolidated financial statements for such periods, which are incorporated herein by reference, and the following selected consolidated financial information as of and for the years ended December 31, 2019, 2018 and 2017 has been derived from our audited consolidated financial statements for the years ended December 31, 2019, 2018 and 2017, each of which is incorporated herein by reference.
You should read the following financial information relating to us in conjunction with other information contained in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related accompanying notes incorporated herein by reference. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period, and our historical results for the six months ended June 30, 2020, are not necessarily indicative of our results to be expected for all of 2020. We have consummated several acquisitions in recent fiscal periods. The results and other financial information of those acquired operations are not included in the table below for the periods or dates prior to their respective acquisition dates and, therefore, the results for these prior periods are not comparable in all respects and may not be predictive of our future results.
	Six Months Ended June 30,		Years Ended December 31,
	2020	2019	2019	2018	2017
	(unaudited)		(audited)
	(In thousands, except per share data and ratios)
Selected Balance Sheet Data:
Total assets	$19,872,629	$11,889,336	$18,242,579	$11,443,515	$7,856,203
Earning assets	17,983,712	10,804,385	16,321,373	10,348,393	7,288,285
Loans held for sale	1,736,397	261,073	1,656,711	111,298	197,422
Loans, net of unearned income	14,503,157	9,049,870	12,818,476	8,511,914	6,046,355
Investment securities available for sale	1,238,896	1,273,244	1,403,403	1,192,423	810,873
Total deposits	15,589,818	9,582,370	14,027,073	9,649,313	6,625,845
FDIC loss-share payable including clawback	18,903	20,596	19,642	19,487	8,803
Shareholders’ equity	2,460,130	1,537,121	2,469,582	1,456,347	804,479
Selected Income Statement Data:
Interest income	$367,786	$253,957	$636,394	$413,326	$294,347
Interest expense	56,027	52,911	131,228	69,934	34,222
Net interest income	311,759	201,046	505,166	343,392	260,125
Provision for credit losses	129,208	8,076	19,758	16,667	8,364
Noninterest income	175,339	66,007	198,113	118,412	104,457
Noninterest expense	293,821	156,676	471,937	293,647	231,936
Income before income taxes	64,069	102,301	211,584	151,490	124,282
Income tax expense	12,511	23,492	50,143	30,463	50,734
Net income	$51,558	$78,809	$161,441	$121,027	$73,548

	Six Months Ended June 30,		Years Ended December 31,
	2020	2019	2019	2018	2017
	(unaudited)		(audited)
	(In thousands, except per share data and ratios)
Per Share Data:
Earnings per share available to common shareholders:
Basic	$0.74	$1.66	$2.76	$2.81	$2.00
Diluted	0.74	1.66	2.75	2.80	1.98
Common book value	35.42	32.52	35.53	30.66	21.59
Tangible book value*	20.90	20.81	20.81	18.83	17.86
Cash dividends declared	0.30	0.20	0.50	0.40	0.40
Profitability Ratios:
Net income to average total assets	0.56%	1.38%	1.10%	1.24%	1.00%
Net income to average shareholders’ equity	4.17%	10.60%	8.19%	10.27%	9.55%
Net interest margin (fully taxable equivalent basis)	3.77%	3.93%	3.88%	3.92%	3.95%
Efficiency ratio	60.32%	58.67%	67.11%	63.59%	63.62%
Loan Quality Ratios:
Net charge-offs to average loans	0.20%	0.12%	0.10%	0.18%	0.12%
Allowance for credit losses on loans to total loans	1.44%	0.35%	0.30%	0.34%	0.43%
Non-performing assets to total loans and OREO**	0.79%	0.67%	0.77%	0.72%	0.85%
Loans to total deposits	93.03%	94.44%	91.38%	88.21%	91.25%
Average loans to average earning assets	79.39%	82.55%	81.25%	83.81%	83.50%
Noninterest-bearing deposits to total deposits	35.89%	28.92%	29.94%	26.12%	26.82%
Capital Adequacy Ratios:
Shareholders’ equity to total assets	12.38%	12.93%	13.54%	12.73%	10.24%
Common stock dividend payout ratio	40.54%	12.05%	18.12%	14.23%	20.00%

*
Represents a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

**
Excludes covered assets.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This prospectus supplement and certain documents filed by us with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus contain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our management uses these non-GAAP measures in its analysis of our performance. These measures are useful when evaluating the underlying performance and efficiency of our operations and balance sheet. Our management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. Our management believes that investors may use these non-GAAP financial measures to evaluate our financial performance without the impact of unusual items that may obscure trends in our underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Non-GAAP measures include total tangible book value and tangible book value per common share. We calculate the regulatory capital ratios using current regulatory report instructions. Our management uses these measures to assess the quality of capital and believes that investors may find them useful in their evaluation of Ameris Bancorp. These capital measures may or may not be necessarily comparable to similar capital measures that may be presented by other companies.
The following information reconciles our total tangible book value and tangible book value per common share, non-GAAP financial measures, as of the dates presented, to our book value per common share, a financial measure calculated and presented in accordance with GAAP, as of the dates presented.
	Six Months Ended June 30,		Years Ended December 31,
	2020	2019	2019	2018	2017
	(unaudited)		(audited)
	(In thousands, except per share data and ratios)
Tangible Book Value Per Share Reconciliation:
Common shareholders’ equity	$2,460,130	$1,537,121	$2,469,582	$1,456,347	$804,479
Less: Goodwill	928,005	501,140	931,637	503,434	125,532
Less: Other intangibles, net	80,354	52,437	91,586	58,689	13,496
Total tangible book value	$1,451,771	$983,544	$1,446,359	$894,224	$665,451
Period end number of shares	69,462,782	47,261,584	69,503,833	47,499,941	37,260,012
Book value per common share	$35.42	$32.52	$35.53	$30.66	$21.59
Tangible book value per common share	20.90	20.81	20.81	18.83	17.86

RISK FACTORS
Investing in the notes involves a high degree of risk. Before making an investment decision, you should carefully consider the following risks, as well as those included in our annual report on Form 10-K for the year ended December 31, 2019, as amended by our Form 10-K/A filed with the SEC on March 20, 2020, and our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and all of the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. The realization of any of the matters referenced as risk factors could have a material adverse effect on our business, financial condition, liquidity, results of operation and prospects, and holders of the notes could lose some or all of their investment.
Risks Related to the Notes and this Offering
For the purposes of this section titled “Risks Related to the Notes and this Offering,” all references to “Ameris Bancorp,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean only Ameris Bancorp and not any of its subsidiaries. We will issue the notes under a Subordinated Debt Indenture between Ameris Bancorp, as the issuer, and Wilmington Trust, National Association, as trustee (the “Trustee”), dated as of March 13, 2017 (the “Base Indenture”), as supplemented by a Third Supplemental Indenture between Ameris Bancorp and the Trustee, to be dated September   , 2020 (the “Third Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the Third Supplemental Indenture, as the “Indenture.”
The notes are unsecured and subordinated to our senior indebtedness and to the obligations of our subsidiaries.
The notes are our subordinated, unsecured obligations and, consequently, are junior in right of payment to all of our secured and unsecured senior indebtedness now existing or that we incur in the future. As a result, in the event of any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, the holders of the senior indebtedness would be entitled to have the senior indebtedness paid in full prior to the holders of the notes receiving any payment of principal of, or interest on, the notes. In addition, if a default in the payment of principal, premium, interest, rent or other obligations due on any senior indebtedness occurs and is continuing (or, in the case of senior indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such senior indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or a default, other than a payment default, on a senior indebtedness that provides it is designated senior indebtedness for the purposes of the Indenture occurs and is continuing that then permits holders of such designated senior indebtedness to accelerate its maturity and the Trustee receives a notice of the default from a representative of the trustee or us, we may not pay the principal of, or any interest on, the notes or pay any redemption price.
As of June 30, 2020, on a consolidated basis, our liabilities totaled approximately $17.41 billion, which includes: (i) approximately $15.59 billion of deposit liabilities; (ii) approximately $1.42 billion of other borrowings (which principally include approximately $1.15 billion of Federal Home Loan Bank advances, approximately $191.8 million of subordinated indebtedness issued by Ameris Bancorp (all of which was issued under the same Base Indenture under which the notes will be issued) and approximately $76.2 million of subordinated indebtedness issued by Ameris Bank or banks that have merged into Ameris Bank); (iii) approximately $123.4 million of subordinated deferrable interest debentures; (iv) approximately $12.9 million for securities sold under agreements to repurchase; and (v) approximately $268.1 million of other liabilities. Except for approximately $123.4 million of subordinated deferrable interest debentures (which rank junior in right of payment and upon liquidation to the notes) and approximately $191.8 million of subordinated indebtedness (which rank equal in right of payment and upon liquidation to the notes) issued by Ameris Bancorp, all of these liabilities are contractually or structurally senior to the notes. The subordinated debt indenture, which governs the notes, does not limit the amount of additional indebtedness or senior indebtedness that we may incur or the amount of indebtedness that our subsidiaries, including Ameris Bank, may incur. See “Description of the Notes — Ranking; Subordination.”
As a consequence of the subordination of the notes to our senior indebtedness, an investor in the notes might lose all or some of its investment should we liquidate or become insolvent. In such an event, our assets would be available to pay the principal of and accrued and unpaid interest on the notes only after all of our senior indebtedness has been paid in full. Moreover, we could issue other subordinated debt securities that would rank equally in right of payment to the notes. In the event of our liquidation or any liquidation, reorganization or other insolvency proceedings under the U.S. Bankruptcy Code or any other insolvency law, the notes, together with such other subordinated debt securities and any of our other general, unsecured obligations that do not constitute senior indebtedness and rank equally with the notes will share pro rata in our assets remaining for payment of such obligations after we have paid all of our senior indebtedness in full.
The notes will be structurally subordinate to the obligations of Ameris Bank and our other subsidiaries, and the holders of those obligations will be entitled to receive payment in full of those obligations before we participate in any distribution of the assets of Ameris Bank and our other subsidiaries in the event of their liquidation or insolvency.
The notes are obligations exclusively of Ameris Bancorp and are not obligations of Ameris Bank. Ameris Bank is a separate and distinct legal entity from us, will not be an obligor with respect to the notes, will not guarantee the payment of the notes and will have no obligation to pay any amounts to us, including any dividends or other distributions, or to provide Ameris Bancorp with funds to meet or discharge our obligations or liabilities, including the notes. Our rights and the rights of our creditors, including the holders of the notes, to participate in any distribution of the assets of Ameris Bank (either as a shareholder or as a creditor), upon a liquidation, reorganization, insolvency or receivership of Ameris Bank (and the consequent right of the holders of the notes to participate in those assets after repayment of our senior indebtedness), will be subject to the claims of the creditors of Ameris Bank, including depositors of Ameris Bank. As a consequence of the foregoing, the notes will be effectively structurally subordinate to all of the obligations and liabilities of Ameris Bank and our other subsidiaries.
Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the notes, regardless of whether we are the subject of an insolvency proceeding.
As a bank holding company, our ability to pay the principal of, and interest on, the notes is subject to the guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the notes as “Tier 2 capital” of the Company under the Federal Reserve’s regulatory capital rules and guidelines. Pursuant to federal law and the Federal Reserve regulations, a bank holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined to provide it. We may be unable to pay accrued interest on the notes on one or more of the scheduled interest payment dates or at any other time or the principal of the notes at the maturity of the notes.
If Ameris Bancorp were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of Ameris Bank and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.
We may not be able to generate sufficient cash to service all of our debt, including the notes. We depend primarily on cash dividends from our subsidiary, Ameris Bank, to meet our cash obligations. Failure of Ameris Bank to pay sufficient cash dividends to us would prevent us from paying interest on the notes or the principal of the notes at maturity.
We are a financial holding company and we conduct substantially all of our operations through subsidiaries, including Ameris Bank. Substantially all of the assets of the consolidated companies are owned by our subsidiaries, in particular, Ameris Bank. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the notes.
Various regulatory provisions limit the amount of dividends Ameris Bank can pay to Ameris Bancorp without regulatory approval. In certain cases, regulatory authorities may even prohibit Ameris Bank from paying dividends to Ameris Bancorp. There are various legal limitations on the extent to which Ameris Bank and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise). Under Georgia law, the prior approval of the Georgia Department of Banking and Finance is required before any cash dividends may be paid by a state bank if: (i) total classified assets at the most recent examination of such bank exceed 80% of the equity capital (as defined, which includes the reserve for loan losses) of such bank; (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits (as defined) for the previous calendar year; or (iii) the ratio of equity capital to adjusted total assets is less than 6%. Under the Federal Deposit Insurance Act, an insured depository institution such as Ameris Bank is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized.” Further, contractual or other restrictions may also limit our subsidiaries’ abilities to pay dividends or make distributions, loans or advances to us. See the information under “Payment of Dividends and Other Restrictions” in “Part 1. Item 1. Business,” in our annual report on Form 10-K for the year ended December 31, 2019. For these reasons, we may not have access to any assets or cash flow of our subsidiaries to make principal or interest payments on the notes.
Moreover, the terms of the notes do not provide for us to make payments into any sinking fund with respect to the notes out of which the principal of, or accrued and unpaid interest on, the notes could be paid. If Ameris Bank cannot pay dividends to us for any period as a result of any regulatory limitation or prohibition or cannot, for any other reason, pay dividends in an amount sufficient for us to pay the principal of, or accrued and unpaid interest on, the notes, we would be unable to pay the interest on or principal of the notes unless we are able to borrow funds from other sources or sell additional securities of Ameris Bancorp to obtain funds necessary to make one or more such payments of accrued and unpaid interest on, and to pay the principal of, the notes. We may not be able to obtain future borrowings in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs or to refinance any of our debt when needed (including, without limitation, upon commencement of the Floating Rate Period) on commercially reasonable terms or at all. Ameris Bank paid Ameris Bancorp approximately $67.2 million and approximately $10.0 million in dividends during the year ended December 31, 2019, and the six months ended June 30, 2020, respectively. We paid interest of $28.7 million and $17.7 million on our outstanding indebtedness in the year ended December 31, 2019, and the six months ended June 30, 2020, respectively.
There is no established trading market for the notes, which could make it more difficult for you to sell your notes and could adversely affect the price of the notes in any trading market that develops in the notes following the offering.
The notes constitute a new issue of securities for which no established trading market exists. Consequently, it may be difficult for you to sell your notes. We do not intend to list the notes on any securities exchange or to apply to have the notes quoted on any automated dealer quotation system. A market for the notes may not develop, and if such a market does develop, such market may not continue to exist or provide liquidity for the notes following the offering or provide a market at prices for the notes acceptable to investors.
The amount of interest payable on the notes will vary from interest period to interest period after            , 2025.
From and including            , 2025 to, but excluding, the maturity date (unless redeemed prior to such date), the notes will bear a floating interest rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR) (each subject to the provisions described under “Description of the Notes — Interest”), plus       basis points, payable quarterly in arrears on       ,       ,       ,       and       of each year, commencing on            , 2026. Notwithstanding the foregoing, if the Benchmark is less than zero, then the Benchmark shall be deemed to be zero. Because the Benchmark is a floating rate, the interest rate on the notes will vary from Floating Rate Interest Period to Floating Rate Interest Period after            , 2025. The interest rate that is determined on the relevant determination date will apply to the entire Floating Rate Interest Period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the notes. In recent years, interest rates have been volatile, and that volatility may occur in the future.
Any failure of SOFR to gain market acceptance could adversely affect holders of the notes.
The interest rate during the Floating Rate Period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur). SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a comparable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the yield on, value of, and market for the notes.
Investors should not rely on indicative or historical data concerning SOFR.
The interest rate during the Floating Rate Period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur, in which case the rate of interest will be based on the next- available Benchmark Replacement, which is Compounded SOFR (as defined under “Description of the Notes”)). In the following discussion of SOFR, when we refer to the notes, we mean the notes at any time during the Floating Rate Period when the interest rate on the notes is or will be determined based on SOFR, including Three-Month Term SOFR.
SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.
FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTC. FRBNY currently publishes SOFR daily on its website. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations, and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices, or availability of SOFR at any time without notice.
FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the notes may fluctuate more than floating rate securities that are linked to other rates.
Changes in SOFR could adversely affect holders of the notes.
Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There is no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the notes during the Floating Rate Period, which may adversely affect the trading prices of the notes. Further, if the Benchmark on the notes during the Floating Rate Period on any determination date declines to zero or becomes negative, the Benchmark will be deemed to equal zero. In addition, once the Benchmark for the notes for each Floating Rate Interest Period during the Floating Rate Period is determined by the calculation agent on the determination date, interest on the notes shall accrue at such Benchmark plus       basis points per annum for the applicable Floating Rate Interest Period and will not be subject to change during such interest period. There is no assurance that changes in SOFR will not have a material adverse effect on the yield on, value of, and market for the notes.
The interest rate for the notes during the Floating Rate Period may be determined based on a rate other than Three-Month Term SOFR.
Under the terms of the notes, the interest rate on the notes for each Floating Rate Interest Period during the Floating Rate Period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the Alternative Reference Rates Committee. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of, and market for the notes. If, at the commencement of the Floating Rate Period for the notes, the Relevant Governmental Body (as defined under “Description of the Notes”) has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or if we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the notes during the Floating Rate Period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).
Under the terms of the notes, we are expressly authorized to make determinations, decisions, or elections with respect to technical, administrative, or operational matters that we decide are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the notes, which are defined in the terms of the notes as “Three-Month Term SOFR Conventions.” For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, the manner and timing for its determination of the applicable Three-Month Term SOFR during the Floating Rate Period will need to be determined. The determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the notes during the Floating Rate Period, which could adversely affect the return on, value of, and market for the notes.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the notes, if we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Benchmark, then the floating interest rate on the notes for such Floating Rate Interest Period and all subsequent Floating Rate Interest Periods during the Floating Rate Period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment, as defined under “Description of the Notes”). However, the Benchmark Replacement may not be the

economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate (as defined under “Description of the Notes”), which is another Benchmark Replacement, has not yet been established and may change over time.
A change in the Benchmark may be treated as a significant modification of the notes for tax purposes, which could result in taxable gain or loss to holders.
If a term of the notes, such as the interest rate, is altered and the degree to which the notes are altered is economically significant, the notes will be treated as exchanged for the modified notes for federal tax purposes. A deemed exchange of the notes could result in gain or loss to the holders. Thus, if the Benchmark is replaced with a rate other than the Three-Month Term SOFR, such replacement could adversely affect the holders of the notes.
The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the notes.
Under the benchmark transition provisions of the notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body determining Compounded SOFR; (ii) the Relevant Governmental Body that selects or recommends the alternative rate for the then-current Benchmark for the applicable Corresponding Tenor (as defined under “Description of the Notes”); (iii) ISDA; or (iv) in certain circumstances, us or our designee. In addition, the benchmark transition provisions expressly authorize us or our designee to make certain changes, which are defined in the terms of the notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of Floating Rate Interest Periods and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the notes during any Floating Rate Interest Period during the Floating Rate Period, which could adversely affect the yield on, value of, and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.
Any market for SOFR-linked debt securities may be illiquid or unpredictable.
Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or be sustained and, even if a trading market does develop, it may be illiquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities similar to the notes, the trading price of the notes may be lower than those of debt securities linked to such rates that are more widely used. Debt securities indexed to SOFR (as the notes will be) may not be able to be sold at all or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets may impact any hedging or other financial arrangements which you may put in place in connection with any acquisition, holding or disposal of the notes.

We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the notes.
The calculation agent will determine the interest rate during the Floating Rate Period. We will act as the initial calculation agent for the notes, and we cannot assure you that we will appoint an independent third-party calculation agent at any time. Any exercise of discretion by us under the terms of the notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions, and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interests of the holders of the notes, and those determinations, decisions, or elections could have a material adverse effect on the yield on, value of, and market for the notes. All determinations, decisions or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the notes will be conclusive and binding absent manifest error.
You will have no rights against the publishers of the Benchmark.
You will have no rights against any person publishing Benchmarks, even though the amount you receive on each interest payment date after            , 2025 will depend on the level of the Benchmark for each Floating Rate Interest Period. The publishers of any Benchmark are not in any way involved in this offering and have no obligations relating to the notes or the holders of the notes.
Because the notes may be redeemed, under certain circumstances, prior to their maturity, you may be subject to reinvestment risk.
We will have the right, subject to the receipt of any required approval of the Federal Reserve, to redeem the notes at our option: (i) in whole or in part on any interest payment date on or after            , 2025; and (ii) in whole, but not in part, upon or after the occurrence of certain events as described under “Description of the Notes — Redemption,” in each case at a redemption price equal to 100% of the principal amount of the notes, plus unpaid interest, if any, accrued thereon to but excluding the date of redemption. If the interest payable on the notes on or after            , 2025 is higher than the yield payable in respect of a comparable issuer and security, it is more likely that we would exercise our optional right to redeem the notes on or after            , 2025 and prior to their stated maturity. Any such redemption may have an adverse effect on the income and return otherwise receivable on an investment in the notes by any holders by reducing the term of such investment. If an early redemption occurs, then you may not be able to reinvest the proceeds from such redemption in a comparable issuer and security at the same or higher yield relative to our notes.
The notes contain limited events of default, and the remedies available thereunder are limited.
As described in “Description of the Notes — Defaults; Events of Default; Limited Rights of Acceleration,” the notes contain limited events of default and remedies. As a result of our intent to treat all of the notes as Tier 2 capital after the consummation of the offering of the notes, the ability of the trustee under the indenture that governs the notes and the holders of the notes to accelerate the maturity of and our obligation to pay immediately the principal of, and any accrued and unpaid interest on, the notes will be limited to the following events of default: (i)  pursuant to or within the meaning of any bankruptcy law, we (a) commence a voluntary case, (b) consent to the entry of an order for relief against us in an involuntary case, (c) consent to the appointment of a custodian of us or for all or substantially all of our property, (d) make a general assignment for the benefit of our creditors or (e) are generally unable to pay our debts as they become due; or (ii) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (a) is for relief against us in an involuntary case, (b) appoints a custodian for us or for all or substantially all of our property or (c) orders our liquidation, and the order or decree remains unstayed an in effect for 60 days; or (iii) a custodian is appointed for a material subsidiary (which includes Ameris Bank). Consequently, neither the trustee nor any holder of notes has or will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our nonperformance of any other covenant or warranty under the notes or the indenture, but the holders of our senior indebtedness are not and will not be subject to limitations of that type. If the holders of our senior indebtedness are able to accelerate the maturity of some or all of our senior indebtedness at a time when a noninsolvency default has occurred, but an insolvency default has not occurred, with respect to the notes, such holders of our senior indebtedness may be able to accelerate the maturity of, and pursue the payment in full of, that senior indebtedness while the holders of the notes would be unable to pursue similar remedies with respect to the notes.
No limit or restriction exists on the amount or type of further securities or indebtedness that we may issue, incur or guarantee, and the indenture governing the notes does not contain any financial covenants.
Neither the indenture nor the notes contain any covenants prohibiting us or our subsidiaries from, or limiting our right to, incur additional indebtedness or obligations that rank senior in right of payment to, or pari passu with, the notes, to grant liens on our assets to secure our indebtedness or other obligations, to repurchase our stock, including pursuant to our previously announced share repurchase program, or other securities, including any of the notes or any of our other outstanding debt securities, or to pay dividends or make other distributions to our shareholders, including our regular quarterly dividend. We expect that we will from time to time incur additional indebtedness and other liabilities. The issuance or guarantee of any such securities or the incurrence of any such other liabilities may reduce the amount, if any, recoverable by holders of the notes in any reorganization or any liquidation or winding up under the U.S. Bankruptcy Code or otherwise of Ameris Bancorp and may limit Ameris Bancorp’s ability to meet its obligations under the notes. In addition, neither the indenture nor the notes contain any restriction on Ameris Bancorp’s ability to issue securities that may have preferential rights to the notes or securities with provisions similar to or different from the provisions of the indenture under which the notes are issued.
In addition, there are no financial covenants in the indenture governing the notes. In addition, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality, including resulting from a merger, takeover, recapitalization or similar restructuring or other events involving us or our subsidiaries that may adversely affect our credit quality. See “Description of the Notes — Consolidation, Merger and Sale of Assets.”
The market value of the notes may be influenced by unpredictable factors.
Certain factors, many of which are beyond our control, will influence the value of the notes and the price, if any, at which securities dealers and others may be willing to purchase or sell the notes in any secondary market for the notes, including, but not limited to:
•
our creditworthiness, financial performance and financial condition from time to time;

•
prevailing interest rates;

•
supply and demand for the notes;

•
economic, financial, political or regulatory events or judicial decisions that affect us or the financial markets generally, including the introduction of any financial transactions tax;

•
the market for similar securities;

•
changes in our published credit ratings; and

•
the trading price of our common stock.

Accordingly, if an investor in the notes sells those notes in the secondary market, it may not be able to obtain a price that will provide it with a desired yield, a price equal to the principal amount of the notes or a price equal to the price that the investor paid for the notes.
Our published credit ratings may not reflect all risks of an investment in the notes, and changes in our published credit ratings may adversely affect your investment in the notes.
The published credit ratings of us or our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The published credit ratings assigned to the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. In addition, any real or anticipated changes in our published credit ratings will generally affect the trading market for, or the trading value of, the notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.
The notes are not insured or guaranteed by the FDIC or any other governmental agency.
The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC, or any other governmental agency or instrumentality.

USE OF PROCEEDS
We expect that the net proceeds from this offering to us, after the underwriting discount and estimated offering expenses payable by us, will be approximately $       million.
We intend to use the net proceeds from this offering, after the payment of offering expenses, for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures, and for investments in Ameris Bank as regulatory capital. We currently have no definitive agreements or arrangements regarding any future acquisitions.
Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in highly liquid, short-term securities or in deposit accounts at Ameris Bank.

CAPITALIZATION
You should read this information together with our consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.
The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of June 30, 2020, on an actual basis as of that date and as adjusted to give effect to this offering, taking into account the expected net proceeds of such offering to us (after deducting the respective underwriting discounts and estimated offering expenses payable by us):
	As of June 30, 2020
	Actual	As Adjusted for this Offering
	(amounts in thousands, except share data)
Liabilities
Deposits:
Noninterest-bearing	$5,595,868		$5,595,868
Interest-bearing	9,993,950		9,993,950
Total deposits	15,589,818		15,589,818
Federal funds purchased and securities sold under agreements to repurchase	12,879		12,879
Other borrowings	1,418,336		1,418,336
Subordinated Notes offered hereby
Subordinated deferrable interest debentures	123,375		123,375
FDIC loss share payable, net	18,903		18,903
Other liabilities	249,188		249,188
Total liabilities	17,412,499
Stockholders’ equity
Preferred stock, stated value $1,000; 5,000,000 shares authorized; there are no shares issued and outstanding	$—		$—
Common stock, par value $1; 200,000,000 shares authorized; 69,462,782 shares issued and outstanding	71,674		71,674
Capital surplus	1,909,839		1,909,839
Retained earnings	481,948		481,948
Accumulated other comprehensive income/(loss)	39,613		39,613
Less treasury stock	(42,944)		(42,944)
Total stockholders’ equity	2,460,130		2,460,130
Total liabilities and stockholders’ equity	$19,872,629	$
Capital Ratios
Common equity tier 1 capital to risk-weighted assets	9.84%		%
Tier 1 capital to risk-weighted assets	9.84%		%
Total capital to risk-weighted assets	13.25%		%
Tier 1 capital to average assets	8.20%		%

(1)
Represents the aggregate principal amount of the notes, reduced by the underwriting discount ($     ) and our estimated offering expenses ($      ).

DESCRIPTION OF THE NOTES
We will issue the notes under a Subordinated Debt Indenture between Ameris Bancorp and Wilmington Trust, National Association, as trustee (the “Trustee”), dated as of March 13, 2017 (the “Base Indenture”), as supplemented by a Third Supplemental Indenture between Ameris Bancorp and the Trustee, to be dated September   , 2020 (the “Third Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the Third Supplemental Indenture, as the “Indenture.” You may request a copy of the Indenture from us as described under “Where You Can Find More Information.” We have summarized the material terms of the Indenture and the notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the notes. The following description of the terms of the Indenture and the notes supplements and, to the extent inconsistent therewith, replaces and supersedes the description of the general terms and provisions of the subordinated debt securities in the accompanying prospectus.
You should read the Indenture and the notes because they, and not this description, define your rights as holders of the notes. For purposes of this section, references to “Ameris Bancorp,” “we,” “us” and “our” include only Ameris Bancorp and not any of its subsidiaries.
General
The notes will be unsecured and subordinated obligations of Ameris Bancorp and will be issued as a series of debt securities under the Indenture in an initial aggregate principal amount of $     . The notes are not guaranteed by any of our subsidiaries or affiliates, including Ameris Bank, or any other person. We may, from time to time, without notice to or the consent of the holders of the notes, create and issue further notes ranking equally with the notes and with identical terms in all respects (or in all respects except for the issue date, the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes); provided, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the notes for U.S. federal income tax purposes, subject to the procedures of the DTC.
The notes will mature on           , 2030 (the “Maturity Date”), unless previously redeemed or otherwise subject to acceleration. Payment of principal on the notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See “ —  Defaults; Events of Default; Limited Rights of Acceleration.”
Beginning with the interest payment date of           , 2025, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System (or any successor bank regulatory agency) to the extent such approval is then required under the rules of the Federal Reserve (“Federal Reserve Approval”), redeem the notes, in whole or in part, at a price equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The notes may not be redeemed by us prior to            , 2025, except that we may, at our option, subject to Federal Reserve Approval, redeem the notes in whole, but not in part, prior to maturity upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case, at a price equal to 100% of the principal amount of the notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC (as defined below). See “— Redemption.”
The notes are not convertible into, or exchangeable for, equity securities, other securities or assets of Ameris Bancorp or its subsidiaries. There is no sinking fund for the notes. Except as provided in the Indenture or described below under “— Clearance and Settlement,” the notes will be represented by one or more global certificates deposited with or on behalf of The Depository Trust Company (with its successors, “DTC”) and registered in the name of Cede & Co. or other nominee of DTC. The notes will be issued and may be transferred only in minimum denominations of $1,000 and integral multiples of  $1,000 in excess thereof in book-entry form only. See “— Clearance and Settlement.”

As a bank holding company, our ability to make payments on the notes will depend primarily on the receipt of interests and other distributions from Ameris Bank. There are various regulatory restrictions on the ability of Ameris Bank to pay interests or make other distributions to us. See “Risk Factors” in this prospectus supplement.
Delivery of reports, information and documents to the Trustee is for information purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with covenants under the Indenture, notes, and guarantees (if any), as to which the Trustee is entitled to rely exclusively on officers’ certificates.
Neither the Indenture nor the notes contain any covenants or restrictions restricting the incurrence of debt, deposits or other liability by us or by our subsidiaries. The Indenture and the notes contain no financial covenants and do not restrict us from paying dividends, selling assets, making investments or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.
The notes are not savings accounts, deposits or other obligations of Ameris Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The notes are solely obligations of Ameris Bancorp and are neither obligations of, nor guaranteed by, any of our subsidiaries.
Interest
The notes will bear interest (a) at an initial rate of     % per annum, payable semi-annually in arrears on       and       of each year (each, a “Fixed Rate Interest Payment Date”), and commencing on           , 2021, from and including the date of issuance to, but excluding,            , 2025 (the “Fixed Rate Period”), or earlier redemption, and (b) thereafter and to, but excluding, the Maturity Date or the date of earlier redemption (the “Floating Rate Period”), at a floating per annum rate equal to the Benchmark (which is expected to be Three-Month Term SOFR) plus     basis points, payable quarterly in arrears on           ,          ,        and         of each year (each, a “Floating Rate Interest Payment Date,” and together with the Fixed Rate Interest Payment Dates, the “interest payment dates”), commencing on        , 2026. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
For the purpose of calculating the interest on the notes for each interest period during the Floating Rate Period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Rate Interest Period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.
The following definitions apply to the foregoing definition of Three-Month Term SOFR:
“Benchmark” means, initially, Three-Month Term SOFR; provided that if we or our designee determines on or prior to the Reference Time for any Floating Rate Interest Period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such Floating Rate Interest Period and any subsequent Floating Rate Interest Periods.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York (“FRBNY”) at http://www.newyorkfed.org, or any successor source.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month

Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve and/or FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or FRBNY or any successor thereto.
“SOFR” means the secured overnight financing rate published by FRBNY, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.
“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).
“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including, without limitation, with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Rate Interest Period”, timing and frequency of determining Three-Month Term SOFR with respect to each Floating Rate Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we decide may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for the use of Three-Month Term SOFR exists, in such other manner as we determine is reasonably necessary).
The terms “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Replacement,” “Benchmark Replacement Adjustment” and “Benchmark Transition Event” have the meanings set forth below under the heading “- Effect of Benchmark Transition Event.”
Notwithstanding the foregoing paragraphs related to the determination of interest, if we or our designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to the Benchmark, then the provisions set forth below under the heading “ — Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the notes for each Floating Rate Interest Period during the Floating Rate Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the notes for each Floating Rate Interest Period during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement (as defined below) plus         basis points.
Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the notes will be conclusive and biding on you, the Trustee and us (if we are not also the calculation agent). The calculation agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices and will be made available to any holder of the notes upon request and will be provided to the Trustee.
Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months to, but excluding,         , 2025, and thereafter on the basis of a 360-day year and on the basis of the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
Interest on the notes, subject to certain exceptions, will accrue during the applicable interest period during the Fixed Rate Period or the Floating Rate Period. If an interest payment date in respect of a Fixed Rate Period or the Maturity Date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest or other payments. If a Floating Rate Interest Payment Date falls on a day that is not a business day, then such Floating rate Interest Payment

Date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.
Interest on each note will be payable to the person in whose name such note is registered on the 15th day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal will be payable.
So long as the notes shall be issued in global form, the we shall make, or cause the paying agent to make, all payments of principal and interest on the notes by wire transfer in immediately available funds to DTC or its nominee, in accordance with applicable procedures of DTC. If the notes are not in global form, we, may, at our option, make, or cause the paying agent to make, payments of principal and interest on the notes by check mailed to the address of the person specified for payment in the preceding sentences.
If any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by us or our designee, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Benchmark at any time when any of the notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period will be modified in accordance with the benchmark transition provisions.
When we use the term “business day,” we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or any place of payment are authorized or required by law, regulation or executive order to close.
Ranking; Subordination
The notes will be unsecured, subordinated obligations of Ameris Bancorp. The notes will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the notes and senior in right of payment and upon our liquidation to our existing subordinated deferrable interest debentures and any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the notes.
Our obligation to make any payment on account of the notes will be subordinated and junior to our Senior Indebtedness (as defined in the Indenture and described below). The notes will not be guaranteed by any of our subsidiaries, including Ameris Bank. The notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation Ameris Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the notes would have any claims to those assets.
The Indenture and the notes do not limit the amount of Senior Indebtedness, secured indebtedness, or other liabilities having priority over, or ranking equally with, the notes that we or our subsidiaries may hereafter incur. As of June 30, 2020, on a consolidated basis, our liabilities totaled approximately $17.41 billion, which includes: (i) approximately $15.59 billion of deposit liabilities; (ii) approximately $1.42 billion of other borrowings (which principally include approximately $1.15 billion of Federal Home Loan Bank advances, approximately $191.8 million of subordinated indebtedness issued by Ameris Bancorp (all of which was issued under the same Base Indenture under which the notes will be issued) and approximately $76.2 million of subordinated indebtedness issued by Ameris Bank or banks that have merged into Ameris Bank); (iii) approximately $123.4 million of subordinated deferrable interest debentures; (iv) approximately $12.9 million for securities sold under agreements to repurchase; and (v) approximately $268.1 million of other liabilities. Except for approximately $123.4 million of subordinated deferrable interest debentures (which rank junior in right of payment and upon liquidation to the notes) and approximately $191.8 million of subordinated indebtedness (which rank equal in right of payment and upon liquidation to the notes) issued by Ameris Bancorp, all of these liabilities are contractually or structurally senior to the notes.
“Senior Indebtedness” means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Ameris Bancorp, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Ameris Bancorp, whether any such indebtedness exists as of the date of the Indenture or is created, incurred or assumed after such date:
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all obligations for borrowed money;

•
all obligations evidenced by debentures, other notes, debt securities or other similar instruments;

•
all obligations in respect of letters of credit, security purchase facilities or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

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all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

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indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Ameris Bancorp;

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obligations associated with derivative products including, but not limited to, interest rate and currency future or exchange contracts, foreign exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, options, interest rate future or option contracts, commodity contracts, and similar arrangements;

•
purchase money and similar obligations;

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obligations to general creditors of Ameris Bancorp;

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a deferred obligation of, or any such obligation, directly or indirectly guaranteed by, Ameris Bancorp which obligation is incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith;

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interest or obligations in respect of any of the foregoing accruing after the commencement of insolvency or bankruptcy proceedings;

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all obligations of the type referred to above of other persons or entities for the payment of which Ameris Bancorp is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with GAAP; and

•
any renewals, amendments, deferrals, supplements, extensions, refundings or replacements of any of the foregoing.

With respect to the notes, Senior Indebtedness excludes:
•
any such indebtedness, obligation or liability referred to above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the notes, or ranks pari passu with the notes;

•
any such indebtedness, obligation or liability which is subordinated to indebtedness of Ameris Bancorp to substantially the same extent as, or to a greater extent than, the notes are subordinated;

•
any indebtedness to a subsidiary of Ameris Bancorp;

•
any trade account payables in the ordinary course of business; and

•
the notes.

As used above, the term “purchase money” obligations means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.
Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other applicable regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of  “Senior Indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.
Upon the liquidation, dissolution, winding up, or reorganization of Ameris Bancorp, Ameris Bancorp must pay to the holders of all Senior Indebtedness the full amounts of principal of, premium, interest and any other amounts owing on, that Senior Indebtedness before any payment is made on the notes. If, after we have made those payments on our Senior Indebtedness there are amounts available for payment on the notes, then we may make any payment on the notes.
Because of the subordination provisions and the obligation to pay Senior Indebtedness described above, in the event of insolvency of Ameris Bancorp, holders of the notes may not recover or may recover less ratably than holders of the Senior Indebtedness and other creditors of Ameris Bancorp. With respect to the assets of a subsidiary of ours, our creditors (including holders of the notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.
Subject to the terms of the Indenture, if the Trustee or any holder of any of the notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the notes before all Senior Indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other of our indebtedness being subordinated to the payment of the notes, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all unpaid Senior Indebtedness.
No Additional Amounts
In the event that any payment on the notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the notes, see “Material United States Federal Income Tax Considerations.”
Defaults; Events of Default; Limited Rights of Acceleration
The notes and Indenture provide for only limited events upon which the principal of the notes may be accelerated. These events are:
•
pursuant to or within the meaning of any bankruptcy law, we (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, (iv) make a general assignment for the benefit of our creditors or (v) are generally unable to pay our debts as they become due;

•
a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian for us or for all or substantially all of our property or (iii) orders our liquidation, and the order or decree remains unstayed an in effect for 60 days; or

•
an appointment of a custodian for a Material Subsidiary.

A Material Subsidiary means Ameris Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.
If any of the foregoing occurs and is continuing, the principal, premium (if any) and interest in respect of the notes shall automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable.
The notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal, premium (if any) and interest in respect of the notes, including:
•
our default in the payment of any interest upon the notes, when such interest becomes due and payable, and continuance of such default for a period of 30 days;

•
our default in the payment of the principal of  on the notes with respect to any of the notes when due, either at maturity, by declaration of acceleration, call for redemption or otherwise; or

•
our default in the performance, or breach, of any covenant or warranty in the Indenture applicable to us, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture.

There is no right of acceleration in the case of a default in the payment of principal of or interest on the notes or in our nonperformance of any other obligation under the notes or the Indenture.
If we default in our obligation to pay any interest on the notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal of with respect to any of the notes when due, either at maturity, by declaration of acceleration, call for redemption or otherwise, or if we breach any covenant or warranty contained in the Indenture and such breach continues for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the same shall have been given to us, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of notes of the performance of any covenant or agreement in the Indenture.
The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction.
Subject to certain provisions, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that may involve the Trustee in personal liability. In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of the notes.
No holder of notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under the Indenture, unless:
•
such holder has previously given written notice to the Trustee of a continuing event of default with respect to the notes;

•
the holders of not less than 25% in aggregate principal amount of the outstanding notes have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

•
such holder or holders have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•
the Trustee for 60 days after its receipt of such notice, request and offer of security and indemnity has failed to institute any such proceeding; and

•
no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the holders of a majority in principal amount of the outstanding notes.

In any event, the Indenture provides that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of notes.
The Indenture requires, if a default or event of default occurs and is continuing with respect to the notes and if it is actually known by the Trustee, the Trustee shall mail to each holder of the notes, notice of a default or event of default within 90 days after it occurs or, if later, after a the Trustee has actual knowledge of such default or event of default. Except in the case of a default or event of default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of holders of the notes.
We are required to deliver to the Trustee, within 120 days after the end of our fiscal year, commencing in the year during which the notes are issued under an Indenture, a written statement from our applicable officers regarding whether we have fulfilled all of our obligations under the Indenture throughout the year and specifying any known default and its status.
Redemption
We may, at our option, beginning with the interest payment date of         , 2025, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, redeem the notes, in whole or in part, from time to time, subject to obtaining the Federal Reserve Approval, at a price equal to 100% of the principal amount of the notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption.
The notes may not otherwise be redeemed prior to the Maturity Date, except that we may also, at our option, redeem the notes, in whole, but not in part, subject to obtaining the Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption, at any time, including before       , 2025, upon the occurrence of:
•
a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law, treaty, statute or code or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, or decision or challenge is announced on or after the original issue date of the notes, there is more than an insubstantial risk that interest payable by us on the notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes;

•
a “Tier 2 Capital Event,” defined in the Indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of  (a) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the notes, the notes do not constitute, or within 90 days of the date of such opinion will not constitute Tier 2 capital for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Notes are outstanding; or

•
Ameris Bancorp becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

In the event of any redemption of the notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of notes not less than 30 nor more than 60 days prior to the redemption date. We will give the notice to the Trustee at least 45 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).
Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the notes. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A replacement note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. The notes are not subject to redemption or prepayment at the option of the holders.
Modification and Waiver
The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding notes; provided, that any modification or amendment may not, without the consent of the holder of each outstanding note affected thereby:
•
reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any notes or any additional amounts required to be paid under the Indenture or notes;

•
reduce the principal or change the maturity of any notes or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•
reduce the principal amount of security that provides for an amount less than the stated principal amount thereof to be due and payable upon acceleration of the maturity thereof;

•
waive a default or event of default in the payment of the principal of or interest, if any, on any note (except a rescission of acceleration of the notes by the holders of at least a majority in principal amount of the outstanding notes and a waiver of the payment default that resulted from such acceleration);

•
make the principal of or interest, if any, on any note or any additional amounts required to be paid under the Indenture or notes with respect thereto payable in any currency other than that stated in the notes;

•
make any change in the terms under the Indenture of the unconditional right of holders to receive principal and interest as provided in the Indenture;

•
make any changes to the provisions related to the waiver of past defaults provided in the Indenture;

•
modify the provisions relating to limitations on waivers without consent of the holders as provided in the Indenture; or

•
waive a redemption payment with respect to any note.

In addition, we and the Trustee may enter into a supplemental indenture with the written consent of the holders of at least a majority in principal amount of the outstanding notes affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the notes), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the notes, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding note. Except as provided in the Indenture, the holders of at least a majority in principal amount of the outstanding notes by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the notes) may waive compliance by the Company with any provision of the Indenture or the notes.
In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of notes for any of the following purposes:
•
to cure any ambiguity, defect or inconsistency, provided that such actions will not adversely affect the interests of the holders of the notes in any material respect;

•
to evidence the succession of another corporation to the Company, or successive successions, pursuant to the Indenture hereof, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company in the Indenture and in the notes;

•
to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as our Board of Directors shall consider to be for the protection of the holders of notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the Indenture;

•
to add to or change any of the provisions of the Indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit or facilitate the issuance of securities in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of securities of any series or any related coupons in any material respect;

•
to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to the Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act or any corresponding provision in any similar federal statute hereafter enacted;

•
to add any additional events of default (and if such events of default are to be for the benefit of less than all series of securities, stating that such are expressly being included solely for the benefit of such series);

•
to modify, eliminate or add to any of the provisions of the Indenture, provided that any such change or elimination (i) shall become effective only when there is no security of any series outstanding and created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) shall not apply to any series outstanding;

•
to provide for uncertificated securities in addition to or in place of certificated securities, provided that such actions will not adversely affect the interests of the holders of the notes in any material respect;

•
to make any change that does not adversely affect the rights of any holder;

•
to provide for the issuance of and establish the form and terms and conditions of securities of any series as permitted by the Indenture;

•
to evidence and provide for the acceptance of appointment by a successor Trustee with respect to and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee;

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

•
amend or supplement the Indenture or the notes (i) to conform the terms of the Indenture and the notes to the description of the notes in this prospectus supplement; or (ii) to implement any Three-Month Term SOFR Conventions or any benchmark transition provisions after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred (or in anticipation thereof).

The Trustee shall be entitled to receive an officer’s certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized and permitted and that such supplemental indenture is the legal, valid and binding obligation of Ameris Bancorp, enforceable against it in accordance with its terms.
Legal Defeasance and Covenant Defeasance
We may choose to either discharge our obligations under the Indenture and the notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the notes in a covenant defeasance. Subject to certain conditions in the Indenture, we may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the notes sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the Maturity Date or a redemption date of the notes. If we choose the legal defeasance option, the holders of the notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of notes, replacement of lost, stolen or mutilated notes and the right to receive payments of the principal of (and premium, if any) and interest on such notes when such payments are due.
We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the “IRS”) or a change in the applicable federal income tax law. We may not have a default under the Indenture or the notes on the date of deposit and, under certain circumstances, 120 days after such deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940, as amended. The discharge may not violate any of our agreements to which we are a party or by which we are bound.
Any defeasance of the notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.
Satisfaction and Discharge
We may discharge our obligations under the Indenture and the notes (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (a) all outstanding notes and all other outstanding notes issued under the Indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee or (4) are deemed paid and discharged in a legal defeasance described above (and in the case of clauses (1), (2) and (3), we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of  (and premium, if any) and interest on all outstanding notes and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under the Indenture; and (c) we have delivered an officer’s certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge of the Indenture have been satisfied.
Consolidation, Merger and Sale of Assets
The Indenture provides that we may not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease all or substantially all of our properties or assets to us, unless:
•
we are the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the notes and under the Indenture; and

•
immediately after giving effect to the transaction, and treating any indebtedness that becomes the obligation of the us or any of our subsidiaries as having been incurred at the effective date of such transaction, no default or event of default shall have occurred and be continuing.

We will also deliver to the Trustee prior to the consummation of the proposed transaction an officers’ certificate and an opinion of counsel stating that the proposed transaction and any supplemental indenture comply with the Indenture.
Further Issues
If no Event of Default has occurred and is continuing with respect to the notes, we may, from time to time, without notice to or the consent of the holders of the notes, create and issue further notes ranking equally with the notes and with identical terms in all respects (or in all respects except for the issue date, offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the notes and have the same terms as to status, redemption or otherwise as the notes; provided however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the notes for U.S. federal income tax purposes, subject to the procedures of the DTC.
Effect of Benchmark Transition Event
Benchmark Replacement.   If we or our designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any Floating Rate Interest Period during the Floating Rate Period, then the Benchmark Replacement during such Floating Rate Interest Period and all remaining Floating Rate Interest Periods.
Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.
Certain Defined Terms.   As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if  (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that we or our designee determine is available (with notice to the calculation agent) as of the Benchmark Replacement Date:
(1)
Compounded SOFR;

(2)
the sum of (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)
the sum of (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment;

(4)
the sum of (a) the alternate rate that has been selected by us as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that we or our designee determine is available (with notice to the calculation agent) as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definition of “ Floating Rate Interest Period “, timing and frequency of determining rates with respect to each Floating Rate Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)
in the case of clause (1) of the definition of  “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)
in the case of clause (2) or (3) of the definition of  “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)
in the case of clause (4) of the definition of  “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)
if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a look back and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Floating Rate Interest Period) being established by us or our designee in accordance with:
(1)
the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)
if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread of basis points per annum.
“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “Federal Reserve Bank of New York’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “ —  Interest.”
Determinations and Decisions
We are expressly authorized to make certain determinations, decisions and elections under the terms of the notes, including with respect to the use of any Benchmark Replacement for the Floating Rate Period and under the benchmark transition provisions. Any determination, decision or election that may be made by us under the terms of the notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
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will be conclusive and binding on the holders of the notes and the Trustee absent manifest error;

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if made by us as calculation agent, will be made in our sole discretion;

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if made by a designee other than us, will be made after consultation with us, and the designee will not make any such determination, decision or election to which we reasonably object; and

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notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the notes or the Trustee.

By its acquisition of the Notes, each holder (including, for the avoidance of doubt, each beneficial owner) acknowledges, accepts, consents to and agrees to be bound by the Company’s and the calculation agent’s determination of the interest rate for each Floating Rate Interest Period, including the Company’s determination of any Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, and Benchmark Transition Event, including as may occur without any prior notice from the Company or the calculation agent and without the need for the Company or it to obtain any further consent from any holder.
Calculation Agent
We will appoint a calculation agent for the notes prior to the commencement of the Floating Rate Period. If at any time there is no calculation agent appointed by us, then the Company shall be the calculation agent. We may appoint the Company or any of our affiliates to be the calculation agent.
Paying Agent
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the notes in non-global form may be surrendered for payment. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its principal corporate trust office at Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, as the paying agent for the notes. We must notify the Trustee promptly of changes in the paying agents.
Governing Law
The Indenture provides that the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Tier 2 Capital
The notes are intended to qualify as Tier 2 capital under the capital adequacy rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the notes must:
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be unsecured;

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have a minimum original maturity of at least five years;

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be subordinated to Ameris Bank’s depositors and general creditors and to each of our non-bank subsidiaries’ depositors and general creditors;

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not contain provisions permitting the holders of the notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of a bank holding company or a major bank subsidiary;

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be ineligible as collateral for a loan by us or a major bank subsidiary;

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only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, including the events described above, and, in any case, subject to obtaining the prior approval of the Federal Reserve or other primary federal regulator to the extent such approval is then required under the rules of the Federal Reserve or such other regulator; and

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unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement
DTC or any successor depositary will act as securities depositary for the notes. The notes will be represented by one or more global certificates, which we refer to individually as a Global note and collectively as the Global notes, deposited with or on behalf of DTC and registered in the name of Cede & Co. or other nominee of DTC. The notes will be available for purchase in minimum denominations of  $1,000 and integral multiples of  $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the “Depositary,” or its nominee is the registered owner of the Global notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the notes for all purposes of the Indenture. Beneficial interests in the Global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their notes while the notes are held by a Depositary. Investors may elect to hold interests in the Global notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes, so long as the corresponding securities are represented by Global notes.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants in DTC, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the notes, as such payments will be forwarded by the Depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or Trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.
To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, then DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).
DTC may discontinue providing its services as securities Depositary with respect to the notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities Depositary is not obtained, certificates for the notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities Depositary). In that event, certificates for the notes will be printed and delivered to DTC.
As long as DTC or its nominee is the registered owner of the Global notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global notes:
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will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

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will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

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will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and interest payments on the securities represented by the Global notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the Depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
Ownership of beneficial interests in the Global notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global notes may be subject to various policies and procedures adopted by DTC from time to time. None of Ameris Bancorp, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.
Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Ameris Bancorp nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC or the standby instructions or customary procedures of the participants.
Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.
DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.
Same-Day Settlement and Payment
Settlement for the notes will be made in immediately available funds. The notes will trade in DTC’s Same-Day Funds Settlement System until maturity and, therefore, DTC will require secondary trading activity in the notes to be settled in immediately available funds. Secondary trading in long-term notes and notes of corporate issuers is generally settled in clearing house or next-day funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity of the notes.
Trustee
Wilmington Trust, National Association, will act as Trustee under the Indenture.

Notices
Notwithstanding any other provision of the Indenture or any note, where the Indenture or any note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each as defined below) with respect to the ownership and disposition of notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire notes in the initial offering at their original “issue price” and hold them as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the notes. This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings and published positions of the IRS, each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, grantor trusts, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. holders having a “functional currency” other than the U.S. dollar, holders who hold notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, “controlled foreign corporations,” “passive foreign investment companies,” and persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement). This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not address the tax consequences of the ownership and disposition of the notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). Prospective investors should consult with their own tax advisors as to the particular tax consequences to them of the ownership and disposition of the notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, then the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partners in any partnership holding notes should consult their own tax advisors regarding the tax consequences of the ownership and disposition of notes.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. TAX LAWS OR ANY TAX TREATY.
The terms of the notes provide for payments by us prior to their scheduled payment dates under certain circumstances. The possibility of such payments may implicate special rules under Treasury Regulations governing “contingent payment debt instruments.” According to those Treasury Regulations, the possibility that such payments of accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such accelerated amounts if there is only a remote chance as of the date the notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable Treasury Regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the notes were to be treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.
U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) that was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Stated Interest
It is anticipated, and this discussion assumes, that the issue price of the notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable Treasury Regulations). Accordingly, stated interest on a note generally will be taxable to a U.S. holder as described below under “— Qualified Stated Interest.”
If, however, the issue price of a note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), then a U.S. holder generally will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method. U.S. holders should consult their tax advisors as to the consequences to them if the notes are issued with original issue discount.
Variable Rate Debt Instruments
The notes will initially bear interest at a fixed annual rate. From and including      , 2025 to, but excluding, the maturity date or the date of earlier redemption, the notes will bear interest at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR) plus        basis points. Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (ii) the debt instrument provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a “single objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate,” and (iii) except as described in (i) above, does not provide for any principal payments that are contingent. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes and the discussion below is based on this assumption.
Qualified Stated Interest
The tax treatment of interest paid on the notes depends on whether such interest constitutes “qualified stated interest,” referred to herein as “QSI.” Interest is QSI if it is unconditionally payable or will be constructively received, in cash or property, at least annually at a single fixed rate or at a single “qualified floating rate” or “objective rate” (each as defined in the applicable Treasury Regulations) that qualifies under the variable rate debt instrument rules. The amount of qualified stated interest on variable rate debt instruments providing for interest other than at a single qualified floating rate or single objective rate, such as the notes, is determined pursuant to special rules discussed further under “— Determination of Interest Accruals on the Notes” below. Interest that is QSI will generally be includible in a U.S. holder’s income as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Interest that is not QSI is generally includible in a U.S. holder’s income under the rules governing original issue discount (“ODE”), regardless of such U.S. holder’s method of accounting.
Determination of Interest Accruals on the Notes
Under applicable Treasury Regulations, in order to determine the amount of QSI in respect of the notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the notes. The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the notes as of the notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate; and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the notes).
Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI, if any, is determined for the equivalent fixed rate debt instrument by applying the general QSI rules to the equivalent fixed rate debt instrument, and a U.S. holder of the notes will account for such QSI as if the U.S. holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the notes during the accrual period.
Based upon current market conditions and the manner in which the interest rates on the notes are determined, we expect that the equivalent fixed rate debt instrument (as determined in the manner described above) would be treated as having a single fixed interest rate throughout the term of the notes for purposes of calculating QSI. Accordingly, solely for purposes of determining QSI, as of the issue date of the notes, we expect that the notes will be presumed to remain outstanding until maturity, all interest on the notes will be treated as QSI, and the notes will not be treated as having been issued with any OID.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference, if any, between: (i) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest income as described above under “— Payments of Stated Interest”); and (ii) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that such U.S. holder paid for the note. Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of such disposition, the U.S. holder will have held the note for a period of more than one year. Long-term capital gains recognized by noncorporate

U.S. holders (including individuals) generally are subject to preferential tax rates under current law. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on the notes and to the proceeds of a sale or other taxable disposition of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.
Non-U.S. Holders
For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
Payments of Stated Interest
Subject to the discussion below under “— Information Reporting and Backup Withholding,” payments of interest on the notes to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:
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such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

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the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury Regulations; and

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either (i) the beneficial owner of the notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and providing its name and address; or (ii) a financial institution that holds the notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable IRS form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form). Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
Subject to the discussion below under “— Information Reporting and Backup Withholding,” except with respect to accrued and unpaid interest (which will be treated as described above under “— Non-U.S. Holders — Payments of Stated Interest”), a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a note unless:
•
such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.
Information Reporting and Backup Withholding
Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.
U.S. backup withholding tax (currently, at a rate of 24% for payments made before January 1, 2026) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.
Under Treasury Regulations, the payment of proceeds from the disposition of a note by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder’s non-U.S. status or otherwise establishes an exemption. The payment of proceeds from the disposition of notes by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder’s non-U.S. status or otherwise establishes an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a U.S. person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

BENEFIT PLAN/ERISA CONSIDERATIONS
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on: (i) employee benefit plans subject to Part 4 of Subtitle B of Title I of ERISA (“ERISA Plans”); (ii) individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code; (iii) entities (including certain insurance company general accounts) whose underlying assets include “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “plan asset regulations”)) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”); and (iv) persons who are fiduciaries with respect to Plans. In addition, certain governmental, not for profit, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to ERISA or Section 4975 of the Code but may be subject to other laws that are substantially similar to ERISA and Section 4975 of the Code (each, a “Similar Law”).
The following summarizes certain aspects of ERISA, the Code and Similar Laws that may affect a decision by Plans or Non-ERISA Arrangements to invest in the notes. The following discussion is general in nature and not intended to be a complete discussion of the applicable laws pertaining to a Plan’s or Non-ERISA Arrangement’s decision to invest and is not intended to be legal advice. In addition, the following discussion is based on the applicable law and regulations in effect as of the date of this prospectus supplement, and nothing herein shall be construed as an obligation to update this summary as a result of any changes in the applicable law or regulations. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the notes. References herein to the purchase, holding or disposition of notes also refer to the purchase, holding or disposition of any beneficial interest in the notes.
Under ERISA, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the ERISA Plan.
An ERISA Plan fiduciary should consider whether an investment in the notes satisfies the requirements set forth in Part 4 of Subtitle B of Title I of ERISA, including the requirements that: (i) the investment satisfy the prudence and diversification standards of ERISA; (ii) the investment be solely in the interests of the participants and beneficiaries of the Plan; (iii) the investment be permissible under the terms of the Plan’s investment policies and governing instruments; and (iv) the investment be for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and defraying the reasonable expenses of administering the Plan. In determining whether an investment in the notes is prudent for ERISA purposes, an ERISA Plan fiduciary should consider all relevant facts and circumstances, including, without limitation, the limitations imposed on transferability, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Plan, the tax consequences of the investment and whether the investment is reasonably designed, as part of the Plan’s portfolio, to further the Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. A fiduciary of a Plan that is not an ERISA Plan or of a Non-ERISA Arrangement should consider whether an investment in the notes satisfies its obligations, including for a Non-ERISA Arrangement under Similar Laws.
In addition to ERISA’s general fiduciary standards, Section 406 of ERISA with respect to ERISA Plans and Section 4975 of the Code with respect to Plans generally prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under applicable law or an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a nonexempt prohibited transaction may be subject to excise taxes, and parties in interest and fiduciaries may be subject to other penalties and liabilities under ERISA and Section 4975 of the Code. In addition, a nonexempt prohibited transaction may be subject to rescission. If you are acting on behalf on an IRA that you maintain or a beneficiary maintains, engaging in a prohibited transaction can result in the IRA losing its tax exempt status and its assets will be deemed to be distributed to you or the beneficiary, as applicable, in a taxable distribution. In addition, a fiduciary of a Plan who permits the Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits the fiduciary earned in the transaction. We, the underwriters and our and the underwriters’

current and future affiliates may possibly be parties in interest with respect to many Plans and the purchase, holding or disposition of the notes by or on behalf of, or with the assets of, such Plans could be considered to give rise to a non-exempt direct or indirect prohibited transaction under ERISA or Section 4975 of the Code. Thus, a Plan fiduciary considering an investment in the notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Non-ERISA Arrangements may be subject to Similar Laws in this regard and the fiduciary or other responsible party acting on behalf of a Non-ERISA Arrangement should consider whether an investment in the notes might constitute or give rise to a prohibited transaction under Similar Law.
In this regard, each prospective purchaser that is, or is acting on behalf of or with the assets of, a Plan, and proposes to purchase notes, should consider the exemptive relief available under administrative exemptions issued by the U.S. Department of Labor, which include the following prohibited transaction class exemptions, or PTCEs: (i) the in-house asset manager exemption (PTCE 96-23); (ii) the insurance company general account exemption (PTCE 95-60); (iii) the bank collective investment fund exemption (PTCE 91-38); (iv) the insurance company pooled separate account exemption (PTCE 90-1); and (v) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of notes, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurances, however, that any of these statutory or class exemptions will be available with respect to transactions involving the notes or with respect to any particular Plan. The plan asset regulations provide that the assets of an entity may be deemed assets of a Plan by reason of that Plan's investment in equity interests of the entity (so-called “Plan look-through”) unless an exemption under the plan assets regulations applies. If our assets were deemed to be assets of a Plan that purchased notes, among other things, the provisions of ERISA and Section 4975 of the Code that apply to the Plan would apply to transactions in which we engage. There will not be Plan look-through if the investment by Plans is in a form other than an equity interest. Under the plan asset regulations, an equity interest is defined to mean an interest that is treated as indebtedness under applicable local law and which has no substantial equity features. Purchasers should consult their own legal counsel to determine whether the notes will be treated as indebtedness with no substantial equity features for purposes of the plan asset regulations.
Each purchaser or holder of a note, and each fiduciary who causes any entity to purchase or hold a note, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such notes, that either: (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such notes shall not constitute or result in (a) the purchase, holding or disposition of an impermissible or imprudent investment, (b) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law, or (c) a breach of fiduciary or other duty or applicable law.
Each purchaser or holder of a note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the note does not violate ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the notes is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.
ACCEPTANCE OF INVESTMENTS ON BEHALF OF PLANS OR NON-ERISA ARRANGEMENTS IS IN NO RESPECT A REPRESENTATION THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PLAN OR NON-ERISA ARRANGEMENT, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR OTHER PLAN OR NON-ERISA ARRANGEMENT.

UNDERWRITING
We have entered into an underwriting agreement, dated      , 2020 (the “Underwriting Agreement”), with Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co. (the “underwriters”), with respect to the notes. Subject to certain conditions, the underwriters have agreed to purchase, severally, the aggregate principal amount of notes set forth next to their names in the following table.
Underwriters	Principal Amount of Notes
Keefe, Bruyette & Woods, Inc.	$
Piper Sandler & Co.	$
Total	$
The Underwriting Agreement provides that the obligations of the underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the subordinated notes if any of the notes are purchased.
The notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of     % of the principal amount per note. After the initial offering, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Discounts, Commission and Expenses
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the notes offered hereby).
	Per Note	Total
Public offering price(1)
Underwriting discounts and commissions paid by us
Proceeds to us, before expenses

(1)
Plus accrued interest from      , 2020, to the date of delivery.

We estimate that our total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $    . We have also agreed to reimburse the underwriters for their legal fees and certain other offering expenses incurred in connection with this offering. In accordance with FINRA Rule 5110, the underwriters’ reimbursed fees and expenses are deemed underwriting compensation for this offering.
Indemnification
We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in respect of these liabilities.
No Public Trading Markets
There is currently no public trading market for the notes. In addition, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the notes will develop or continue, that you will be able to sell your notes at a particular time, or that the price that you receive when you sell will be favorable.

Stabilization
In connection with this offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their respective affiliates.
Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by any of the underwriters or its respective affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.
Our Relationships with the Underwriters
The underwriters and their affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Other Matters
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

We expect that delivery of the notes will be made against payment therefor on or about      , 2020, which will be the third business day following the date hereof (such settlement being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.
Selling Restrictions
European Economic Area
In relation to each member state of the European Economic Area (the “EEA”), each a “Member State,” no offer of the notes to the public has been or will be made in that Member State, except that offers of the notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of notes shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of the above provisions, the expression “an offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/ 1129.
United Kingdom
This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.
In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS
Certain legal matters in connection with the offering of the notes offered by this prospectus supplement will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia. Covington & Burling LLP, Washington, D.C. will pass upon certain legal matters for the underwriters.
EXPERTS
Crowe LLP, independent registered public accounting firm, has audited Ameris Bancorp and subsidiaries’ consolidated financial statements included Ameris Bancorp’s annual report on Form 10-K for the year ended December 31, 2019, as amended by Ameris Bancorp’s Amendment No. 1 on Form 10-K/A, and the effectiveness of Ameris Bancorp and subsidiaries’ internal control over financial reporting as of December 31, 2019, as set forth in its reports, which are incorporated by reference into this prospectus supplement. Ameris Bancorp and subsidiaries’ financial statements included in its annual report on Form 10-K for the year ended December 31, 2019, as amended by Ameris Bancorp’s Amendment No. 1 on Form 10-K/A, are incorporated by reference in reliance on Crowe LLP’s reports, given on its authority as an expert in accounting and auditing.

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Units
Stock Purchase Contracts

Ameris Bancorp, or one or more selling securityholders to be identified in the future, may offer, issue and sell from time to time, together or separately, in one or more offerings any combination of: (i) our common stock; (ii) our preferred stock, which we may issue in one or more series; (iii) senior or subordinated debt securities; (iv) warrants; (v) depositary shares; (vi) units; and (vii) stock purchase contracts. The debt securities may consist of debentures, notes or other types of debt. The debt securities, preferred stock and warrants may be convertible, exercisable or exchangeable for common or preferred stock or other securities of ours. The preferred stock may be represented by depositary shares. The units may consist of any combination of the securities listed above.
We, or the selling securityholders, may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. We will not receive any proceeds from any sale of securities by any such selling securityholders.
We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision. We may also authorize one or more free writing prospectuses to be provided to you in connection with any offering pursuant to this prospectus or any prospectus supplement.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “ABCB.” On September 18, 2020, the closing price of our common stock on the Nasdaq Global Select Market was $22.995 per share. You are urged to obtain current market quotations of our common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
The securities described herein may be sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, then the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 4 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference into this prospectus together with any information set forth in a “Risk Factors” section of any applicable prospectus supplement before making any decision to invest in our securities.
None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The offered securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is September 21, 2020.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:
•
this prospectus, which provides general information, some of which may not apply to your securities;

•
the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•
if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, then you should rely on the information in the following order of priority:
•
the pricing supplement, if any;

•
the prospectus supplement; and

•
this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.
Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

i

ii

ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic shelf registration statement filed by Ameris Bancorp with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we, or any selling securityholder, may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read on the SEC website as described under the heading “Where You Can Find More Information.”
Each time we offer and sell, or one of the selling securityholders offers and sells, securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering. The prospectus supplement may add, update or change information in this prospectus. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. If the information in this prospectus is inconsistent with a prospectus supplement and any applicable free writing prospectus, then you should rely on the information in that prospectus supplement and any applicable free writing prospectus. You should read carefully both this prospectus and, if applicable, any prospectus supplement together with the documents we have incorporated by reference into this prospectus or any applicable prospectus supplement. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.
The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Neither the Company nor any selling securityholder has authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus or any prospectus supplement, or to which the Company has referred you. Neither the Company nor any selling securityholder takes any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. You should not assume that the information provided in this prospectus or any prospectus supplement or the documents incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of this prospectus or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Ameris Bancorp,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean Ameris Bancorp and its consolidated subsidiaries, except that such terms refer to only Ameris Bancorp and not its subsidiaries in the sections titled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Depositary Shares,” “Description of Units” and “Description of Stock Purchase Contracts.”
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.
Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet at our website at www.amerisbank.com. All internet addresses provided in this prospectus or any prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any prospectus supplement or other offering materials.
We have filed an automatic shelf registration statement on Form S-3 with the SEC for the securities being offered under this prospectus. This prospectus is a part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus is considered a part of the information contained herein. We are incorporating by reference into this prospectus the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:
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our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 9, 2020, as amended by our Amendment No. 1 on Form 10-K/A filed with the SEC on March 20, 2020, and updated by the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 27, 2020, specifically incorporated by reference therein;

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our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and August 10, 2020, respectively;

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our current report on Form 8-K, filed with the SEC on June 15, 2020; and

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the description of our common stock included under the heading “Description of Capital Stock” found in our preliminary prospectus dated as of April 21, 1994, filed as part of our registration statement on Form SB-2 (Registration No. 33-77930) on April 21, 1994, and any amendments or reports filed for the purpose of updating such description.

The information contained in this prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus.
Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:
Ameris Bancorp
3490 Piedmont Road N.E., Suite 1550
Atlanta, Georgia 30305
Attention: Corporate Secretary
Telephone: (404) 639-6500
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus that are not statements of historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and other related federal securities laws. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect our future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:
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the risks of any acquisitions, mergers or divestitures which we may undertake in the future, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth, expense savings and/or other results from such transactions;

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the effects of future economic, business and market conditions and changes, including, without limitation, seasonality;

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legislative and regulatory changes, including, without limitation, changes in banking, securities and tax laws, regulations and policies and their application by our regulators;

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changes in accounting rules, practices and interpretations;

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the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities and interest-sensitive assets and liabilities;

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changes in borrower credit risks and payment behaviors;

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changes in the availability and cost of credit and capital in the financial markets;

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changes in the prices, values and sales volumes of residential and commercial real estate;

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the effects of concentrations in our loan portfolio;

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our ability to resolve nonperforming assets;

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the failure of assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates and valuations;

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changes in technology or products that may be more difficult, more costly or less effective than anticipated;

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uncertainty from the expected discontinuation of the London Inter-Bank Offered Rate (LIBOR), and the potential transition away from LIBOR toward a new interest rate benchmark;

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our ability to successfully remediate the identified material weakness in our internal controls over financial reporting, and the potential adverse impact on our ability to prepare our consolidated financial statements in a timely and accurate manner if our remediation efforts are insufficient to address such weakness;

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the effects of war or other conflicts, acts of terrorism, hurricanes, floods, tornados or other catastrophic events, including, without limitation, the novel coronavirus (“COVID-19”), that may affect economic conditions;

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adverse effects due to COVID-19 on us, including our business, financial position, liquidity and results of operations, and on our customers, employees and business partners; and

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the other factors and information contained in this prospectus and in the other reports and filings that we make with the SEC, including, without limitation, those described in “Part I. Item 1A. Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2019 and “Part II.

Item 1A. Risk Factors” of our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated into this prospectus by reference.
We urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in that forward-looking statement. Any forward-looking statement made in this prospectus or made by us in any report, filing, document or information incorporated by reference in this prospectus, speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus or incorporated by reference herein.
RISK FACTORS
An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors described in “Part I. Item 1A. Risk Factors” of, and elsewhere in, our annual report on Form 10-K for the year ended December 31, 2019 and “Part II. Item 1A. Risk Factors” of, and elsewhere in, our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated into this prospectus by reference, as updated by our annual and quarterly reports for subsequent fiscal years or fiscal quarters, that we file with the SEC after the date of this prospectus which are incorporated into this prospectus by reference. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any applicable prospectus supplement, before you make an investment decision regarding the securities. See “Special Note Regarding Forward-Looking Statements.”
AMERIS BANCORP
Ameris Bancorp, a Georgia corporation, is a financial holding company that was incorporated in 1980 and is headquartered in Atlanta, Georgia. Our business is conducted primarily through Ameris Bank, a Georgia state-chartered bank and a wholly owned subsidiary of Ameris Bancorp.
Through Ameris Bank, we provide a full range of banking services to our retail and commercial customers through 170 branches in select markets in Georgia, Alabama, Florida and South Carolina. These branches serve distinct communities in our business areas with autonomy but do so as one bank, leveraging our favorable geographic footprint in an effort to acquire more customers. Deposits with Ameris Bank are insured, up to applicable limits, by the Federal Deposit Insurance Corporation.
Our business model capitalizes on the efficiencies of a large financial services company while still providing the community with the personalized banking service expected by our customers. We manage Ameris Bank through a balance of decentralized management responsibilities and efficient centralized operating systems, products and loan underwriting standards. Our board of directors and senior managers establish corporate policy, strategy and administrative policies. Within our established guidelines and policies, the banker closest to the customer responds to the differing needs and demands of his or her unique market.
Throughout our history, our strategy has been focused on growing in our historical markets and in select new markets that we have entered through acquisitions. We believe that this strategy has resulted in a consistent record of strong growth over an extended period of time, as we have grown from approximately $2.11 billion in total assets at December 31, 2007 to approximately $19.87 billion in total assets at June 30,

2020. At June 30, 2020, we also had total loans (net of allowance for loan losses) of approximately $14.29 billion, total deposits of approximately $15.59 billion and shareholders’ equity of approximately $2.46 billion.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “ABCB.” Our principal executive offices are located at 3490 Piedmont Road N.E., Suite 1550, Atlanta, Georgia 30305, and our telephone number is (404) 639-6500. Our website is www.amerisbank.com. All internet addresses provided in this prospectus or any prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described in this prospectus or any prospectus supplement, is not a part of, and is not incorporated or deemed to be incorporated by reference into, this prospectus or any prospectus supplement.
USE OF PROCEEDS
We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures, and for investments in Ameris Bank as regulatory capital. We currently have no definitive agreements or arrangements regarding any future acquisitions. Pending such use, we may temporarily invest the net proceeds in highly liquid, short-term securities or in deposit accounts at Ameris Bank.
We will not receive any proceeds from any sales of securities by a selling securityholder.
DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, units and stock purchase contracts that we, or any selling securityholders, may offer and sell from time to time. We may issue the debt securities as exchangeable for and/or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement, or free writing prospectus, as applicable, do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our articles of incorporation, as amended (our “articles of incorporation”), and our bylaws, as amended and restated (our “bylaws”), the Georgia Business Corporation Code (the “GBCC”) and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement, or free writing prospectus, as applicable, differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement, or free writing prospectus, as applicable.
We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.
DESCRIPTION OF COMMON STOCK
The following is a description of our common stock and certain provisions of our articles of incorporation and bylaws, and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our articles of incorporation and bylaws, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part, and copies of which have been filed with the SEC and are also available upon request from us. You should read the prospectus supplement applicable to a particular issuance of securities, which will contain additional information and which may update or change some of the information below.
General
Our articles of incorporation authorize the issuance of up to 200,000,000 shares of common stock. A total of 69,490,546 shares were issued and outstanding as of September 13, 2020. Our common stock is traded on the Nasdaq Global Select Market under the symbol “ABCB.” As of September 13, 2020, approximately 546,294 shares of common stock were reserved for issuance under our 2014 Omnibus Equity Compensation Plan, which provides for grants of various stock or stock-based awards to directors, officers and certain other employees, and approximately 337,661 shares of common stock were reserved for issuance in connection with the exercise of stock options assumed in our acquisition of Fidelity Southern Corporation. Computershare Investor Services serves as the registrar and transfer agent of our common stock.
You should note that the rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue in the future. These preferences may relate to voting, dividend and liquidation rights, among other things.
Voting Rights
Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. In general, a majority of votes cast on a matter, whether in person or by proxy, at a meeting of shareholders at which a quorum is present is sufficient to take action on such matter. Shareholders do not have cumulative voting rights.
Election of Directors
Our articles of incorporation and bylaws provide that each member of our board of directors is elected at each annual meeting of shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death.
Our bylaws provide that each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that the directors shall be elected by the vote of a plurality of votes cast in connection with the election of directors at any meeting of shareholders with respect to which: (i) our secretary receives a notice that a shareholder has nominated a person for election to our board of directors in compliance with the requirements for shareholder nominees for director set forth in our bylaws; and (ii) such nomination has not been withdrawn by such shareholder on or prior to the tenth day preceding the date we first mail our notice of meeting for such meeting to the shareholders. As a result, each director elected by a majority of the votes cast with respect to the shares of common stock present in person or represented by proxy and entitled to vote at an annual meeting must receive a greater number of such shares voted “for” such director than the number of such shares voted “against” such director. If a nominee for director is not elected and the nominee is an incumbent director, then the director shall promptly tender his or her resignation to our board of directors, the effectiveness of which shall be conditioned upon, and subject to, acceptance by our board of directors. In that situation, the corporate governance and nominating committee of our board of directors would make a recommendation to our board of directors about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results are certified, our board of directors will act on the corporate governance and nominating committee’s recommendation and will publicly disclose its decision and the rationale behind it.
Dividend Rights
Holders of our common stock are entitled to receive dividends only if, as and when declared by our board of directors out of funds legally available, subject to certain restrictions imposed by state and federal laws and the preferential dividend rights of any preferred stock then outstanding. Under the GBCC, we may not pay a dividend if, after paying such dividend: (i) we would not be able to pay our debts as they become due in the ordinary course of business; or (ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders, if any, whose rights are superior to those receiving the distribution.
As a bank holding company, our ability to pay dividends is substantially dependent on the ability of Ameris Bank to transfer funds to us in the form of dividends, loans and advances. Accordingly, our declaration and payment of dividends depend upon Ameris Bank’s earnings and financial condition, including its regulatory capital levels, as well as upon general economic conditions and other factors. In addition, under Georgia law, the prior approval of the Georgia Department of Banking and Finance is required before any cash dividends may be paid by a Georgia bank, such as Ameris Bank, if: (i) total classified assets at the most recent examination of such bank exceed 80% of the equity capital (which includes the reserve for loan losses) of such bank; (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits (after taxes but before dividends) for the previous calendar year; or (iii) the ratio of equity capital to adjusted total assets is less than 6%. As of June 30, 2020, there was approximately $83 million of retained earnings of Ameris Bank available for payment of cash dividends under applicable regulations without obtaining regulatory approval.
Liquidation and Other Rights
Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment of, or adequate provision for, all of our known debts and liabilities.
Holders of shares of our common stock have no preference, conversion or exchange rights and have no preemptive rights to subscribe for any of our securities. There are no sinking fund provisions applicable to our common stock. All outstanding common stock is, when issued against payment therefor, fully paid and non-assessable. Such shares are not redeemable at the option of us or holders thereof. Finally, subject to the rules of the Nasdaq Global Select Market, our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.
Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws and the GBCC
Our articles of incorporation and bylaws contain provisions that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with our board of directors. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.
Shareholder Action Through Written Consent.   Our bylaws only provide for shareholder action by written consent in lieu of a meeting if all shareholders entitled to vote on such action sign such consent.
Nominations to Our Board of Directors.   Our articles of incorporation and bylaws provide that nominations for the election of directors may be made by our board of directors or by any shareholder entitled to vote generally in the election of directors. Our bylaws establish an advance notice procedure for shareholder nominations to our board of directors. A shareholder may only make a nomination to our board of directors if he or she complies with the advance notice and other procedural requirements of our bylaws and is entitled to vote on such nomination at the meeting.
Removal of Directors; Number of Directors; Vacancies.   Our articles of incorporation and bylaws provide that: (i) members of our board of directors may only be removed for cause and then only with a vote of at least a majority of the outstanding shares entitled to vote in the election of directors; and (ii) the successor for the removed director may be elected by shareholders at the same or any subsequent meeting of shareholders; provided, that if the vacancy created by such removal is not so filled within 60 days after such removal, then the our board of directors may fill the vacancy.

Our bylaws also provide that: (i) our board of directors may increase or decrease the number of directors; and (ii) only our board of directors may fill vacancies and newly created directorships resulting from an increase in the authorized number of members of our board of directors.
The overall effect of these provisions may be to prevent a shareholder or other person or entity from seeking to acquire control of us by removing incumbent directors, or increasing the number of directors on our board of directors, and filling the resulting vacancies with designated nominees.
Authorized But Unissued Stock.   The authorized but unissued shares of the common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including, without limitation, future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of the common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.
Georgia “Fair Price” Statute.   Sections 14-2-1110 through 14-2-1113 of the GBCC (the “Fair Price Statute”), generally restrict a company from entering into certain Business Combinations (as defined in the GBCC) with an interested shareholder unless:
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the transaction is unanimously approved by the continuing directors who must constitute at least three members of the board of directors at the time of such approval; or

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the transaction is recommended by at least two-thirds (2/3) of the continuing directors and approved by a majority of the shareholders excluding the interested shareholder.

Georgia “Business Combination” Statute.   Sections 14-2-1131 through 14-2-1133 of the GBCC (the “Business Combination Statute”), generally restrict a company from entering into certain business combinations (as defined in the GBCC) with an interested shareholder for a period of five years after the date on which such shareholder became an interested shareholder unless:
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the transaction is approved by the board of directors of the company prior to the date the person became an interested shareholder;

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the interested shareholder acquires at least 90% of the company’s voting stock in the same transaction (calculated pursuant to GBCC Section 14-2-1132) in which such person became an interested shareholder; or

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subsequent to becoming an interested shareholder, the shareholder acquires at least 90% (calculated pursuant to GBCC Section 14-2-1132) of the company’s voting stock and the business combination is approved by the holders of a majority of the voting stock entitled to vote on the matter (excluding the stock held by the interested shareholder and certain other persons pursuant to GBCC Section 14‑ 2‑ 1132).

The GBCC provides that the restrictions set forth in the Fair Price Statute and the Business Combination Statute will not apply unless the bylaws of the corporation specifically provide that these provisions of the GBCC are applicable to the corporation (and in certain other situations). We have not elected to be covered by such statutes, but we could do so by action of our board of directors, without a vote by shareholders except as may be prohibited by law, at any time.
Restrictions on Ownership
The ability of a third party to acquire us is limited under applicable United States banking laws and regulations. The Bank Holding Company Act of 1956, as amended (the “BHC Act”), generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring “control” of Ameris. Control is generally defined as ownership of 25% or more of the voting stock of a company, the ability to control the election of a majority of the company’s board of directors or the other exercise of a “controlling influence” over a company. For any existing bank holding company, under the BHC Act such bank holding company must obtain the prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) before acquiring 5% or more of our voting stock. In addition, the Change in Bank Control Act of 1978 (the “CIBC Act”), as amended, prohibits a person (including a natural person) or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Ameris, or where no other person holds a greater percentage of that class of voting stock immediately after the transaction, constitutes acquisition of control of the bank holding company under the CIBC Act.
DESCRIPTION OF PREFERRED STOCK
We summarize below some of the provisions that will apply to the preferred stock that we may issue pursuant to this prospectus unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the preferred stock will be contained in the prospectus supplement applicable to the particular series of preferred stock that we issue. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
Under our articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, subject to the provisions of our articles, applicable law and the rules of the Nasdaq Global Select Market. Our board of directors may fix the designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, of each series of preferred stock.
As of the date of this prospectus, 52,000 shares of preferred stock have been designated as Fixed Rate Cumulative Preferred Stock, Series A. All of such shares have been repurchased and redeemed pursuant to the terms of such series and have been cancelled and are no longer outstanding. No other series of preferred stock has been designated, and no other shares of our preferred stock have been issued.
The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:
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the title, designation and number of shares of the series of preferred stock;

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the price at which the preferred stock will be issued;

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the dividend rate, or the amount or method of calculation of dividends, the payment dates for dividends, whether dividends will be cumulative or non-cumulative, and, if cumulative, the date or dates from and after which dividends will begin to accumulate;

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whether the shares will be convertible or exchangeable into shares of our common or preferred stock, and, if so, the price and other terms and conditions of conversion or exchange;

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whether or not the shares of preferred stock will be redeemable and, if redeemable, the redemption price (or the method for calculating the redemption price) and the other terms and conditions relating to the redemption of the shares of preferred stock (including any restriction on redemption when the payment of dividends is in arrears);

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the amount, if any, payable on the shares of such series of preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

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any requirements that a sinking fund or purchase fund be provided for the redemption or purchase of the shares of such series;

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the exchange or market, if any, where the preferred stock will be listed or traded; and

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any other powers, preferences and relative participating, optional or other special rights, or qualifications, limitations or restrictions thereon, to the extent not inconsistent with the terms of our articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.
The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes. Proper corporate purposes include, among other things, issuances to obtain additional financing in connection with acquisitions, in connection with a shareholders’ right plan or otherwise.
Rank
Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on an equal basis with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.
Dividends
Holders of each series of preferred stock will be entitled to receive cash dividends only if, as and when declared by our board of directors out of funds legally available for dividends. The prospectus supplement will describe the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. Dividends on any series of preferred stock may be fixed or variable, or both, and may be cumulative or non-cumulative, in each case as described in the applicable prospectus supplement.
Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set aside for payment. If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock that ranks equally with or senior to such series of preferred stock. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.
Unless all dividends on the preferred stock of each series issued have been paid in full, we will not declare or pay any dividends, or set aside sums for payment of dividends or distributions, on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid in the form of securities ranking junior to the preferred stock. We will also not redeem, purchase or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.
Conversion or Exchange
The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange (and any such preferred stock issuable in connection therewith) will be described in the prospectus supplement relating to such series of preferred stock.
Redemption
If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, and may be mandatorily redeemable or convertible. The applicable prospectus supplement will describe the restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

On the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock.
If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a pro rata portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
The holders of shares of preferred stock will have no voting rights, except:
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as otherwise stated in the applicable prospectus supplement;

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as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and

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as required by applicable law.

Under regulations adopted by the Federal Reserve, if the holders of the preferred stock of any series become entitled to vote for the election of directors, whether because dividends on the preferred stock of such series are in arrears or otherwise, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series likely would then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, a holder of such series that exercises a “controlling influence” over us, as determined by the Federal Reserve based on the holder’s total equity investment and other relevant facts and circumstances, could also be subject to regulation under the BHC Act. To the extent a series of the preferred stock is deemed a class of voting securities, acquisitions of shares of such series of preferred stock may be subject to the requirements described above under the heading “Description of Common Stock — Restrictions on Ownership.”
Transfer Agent and Registrar
The applicable prospectus supplement will name the transfer agent, registrar, dividend paying agent and depositary, if any, for shares of each series of preferred stock.

DESCRIPTION OF DEBT SECURITIES
We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior debt indenture (the “senior indenture”) between us and a senior trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under the Subordinated Debt Indenture, dated as of March 13, 2017, between us and Wilmington Trust, National Association, as subordinated trustee (the “subordinated indenture”), and the related supplemental indenture for such subordinated debt securities. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the “indentures” and individually referred to in this prospectus as an “indenture.” The indentures are subject to and governed by the Trust Indenture Act of 1939. The senior indenture and the subordinated indenture (or forms thereof) are included as exhibits to the registration statement of which this prospectus is a part. We use the term “trustee” to refer to either the senior trustee or a subordinated trustee, as applicable.
The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and any supplemental indenture applicable thereto. We urge you to read the applicable prospectus supplement that is related to the debt securities that we sell under this prospectus, as well as the complete indenture, and any supplements thereto, that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:
•
the title of the debt securities;

•
the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•
whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities”;

•
any limit on the aggregate principal amount of the debt securities;

•
the date(s) when principal payments are due on the debt securities;

•
the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•
the place(s) where principal of, premium and interest on the debt securities will be payable;

•
provisions governing redemption of the debt securities, including, without limitation, any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•
the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple in excess thereof;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•
the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•
any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•
any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•
any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.
The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.
Transfer and Exchange
As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee, in the aggregate principal amount of the series of debt securities.
Certificated Debt Securities
You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) by presenting a request to the registrar or co-registrar to transfer or exchange those certificated debt securities and the registrar shall transfer or make the exchange if its requirements for such transactions are met.
You may transfer or exchange certificated debt securities at the office or offices specified by us in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.
Global Debt Securities
Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, then the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants
The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease all or substantially all of our properties or assets to us, unless:
•
we are the surviving corporation or the successor person (if not us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, and treating any indebtedness that becomes the obligation of us or any of our subsidiaries as having been incurred at the effective date of such transaction, no default or event of default shall have occurred and be continuing; and

•
certain other conditions are met.

Events of Default
For any series of debt securities, unless otherwise modified and in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:
•
default in the payment when due of any interest on any debt security of that series, or any additional amounts owed with respect to such security, when becoming due and payable, and continuance of such default for a period of 30 days (unless we deposit the entire amount of the payment owed with the trustee or with a paying agent prior to the expiration of this 30-day period);

•
default in the payment when due of principal of any debt security of that series;

•
default in the deposit when due of any sinking fund payment when due and payable in respect of any debt security of that series;

•
our breach of any covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series or for which consequences of nonperformance or breach are addressed elsewhere in the indenture), which breach is not cured within 90 days after delivery of written notice thereof to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•
certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).
If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series, though our subordinated debt securities may not grant holders this right to accelerate. Such acceleration is automatic (without no notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to perform any duty or exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•
the holder or holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance of such request; and

•
the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have requested the trustee in writing to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
Under the indenture, we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may amend the indenture if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment without the consent of the specific holder of an affected debt security then outstanding if that amendment will:
•
reduce the amount of such holders’ debt securities;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities or any additional amounts required to be paid under the indenture or debt securities;

•
reduce the principal or change the maturity of any debt securities or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•
reduce the principal amount of security that provides for an amount less than the stated principal amount thereof to be due and payable upon acceleration of the maturity thereof;

•
waive a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration of the debt securities by the holders of at least a majority in principal amount of the outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•
make the principal of or interest, if any, on any debt security or any additional amounts required to be paid under the indenture or debt securities with respect thereto payable in any currency other than that stated in the debt securities;

•
make any change in the terms under the indenture of the unconditional right of holders to receive principal and interest as provided in the indenture;

•
make any changes to the provisions related to the waiver of past defaults provided in the indenture;

•
modify the provisions relating to limitations on waivers without consent of the holders as provided in the indenture; or

•
waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
We may deposit with the trustee, in trust, cash or cash equivalents in an amount that, through the payment of interest and principal in accordance with their terms, is sufficient in the opinion of our independent public accountants to make all payments in cash of principal or interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for certain limited rights, including the registration of transfer and exchange of notes, replacement of lost, stolen or mutilated notes and the right to receive payments of the principal of (and premium, if any) and interest on such notes when such payments are due). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.
Covenant Defeasance and Events of Default
If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.
The Trustee
The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.
Subordinated Debt Securities
The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.
Upon any distribution of our assets upon any liquidation, dissolution, winding up or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.
We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:
•
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•
a default (other than a payment default) that permits holders of designated senior indebtedness to accelerate its maturity occurs and is continuing, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated.
No new payment blockage period may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. Generally, a non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.
If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.
In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.
We are obligated to pay reasonable compensation to the trustee and to indemnify it against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.
Certain Definitions
“indebtedness” means:
(1)
all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business;

(2)
all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)
all obligations and liabilities under leases required by generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)
all obligations and other liabilities under any real property lease or related document which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor;

(5)
all obligations under interest rate or other swaps, caps or collar agreements or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6)
all direct or indirect guaranties or similar agreements in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)
any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold; and

(8)
any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:
•
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•
our indebtedness to any of our majority-owned subsidiaries.

Governing Law
Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
We summarize below some of the provisions that will apply to the warrants that we may issue pursuant to this prospectus unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
We may issue, together with other securities or separately, warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:
•
the title of the warrants;

•
the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•
the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•
the price or prices at which the warrants will be issued;

•
the aggregate number of warrants;

•
any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•
if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•
if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•
the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•
if applicable, the maximum or minimum number of warrants which may be exercised at any time;

•
the identity of the warrant agent;

•
any mandatory or optional redemption provision;

•
whether the warrants are to be issued in registered or bearer form;

•
whether the warrants are extendible and the period or periods of such extendibility;

•
information with respect to book-entry procedures, if any; and

•
any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES
We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement applicable to a particular issuance of depositary shares, which will contain additional information and which may update or change some of the information below.
General
We may, at our option, offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion and liquidation rights described in a prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares in proportion to the number of depositary shares owned by such holders on the relevant record date. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares in proportion to the number of depositary shares owned by such holders on the relevant record date. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:
•
all outstanding depositary shares have been redeemed;

•
there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution, or winding up of our company, and such distribution has been distributed to the holders of depositary shares; or

•
consent of the holders of at least two-thirds of the depositary shares outstanding is obtained.

Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock. Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary
The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.
DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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the terms of the unit agreement governing the units;

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material U.S. federal income tax considerations relevant to the units; and

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whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.
DESCRIPTION OF STOCK PURCHASE CONTRACTS
We may issue stock purchase contracts for the purchase or sale of:
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debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

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currencies; or

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commodities.

Each stock purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any stock purchase contract by delivering the cash value of such stock purchase contract or the cash value of the property otherwise deliverable or, in the case of stock purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract.
The stock purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, stock purchase contracts may require holders to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligation to settle such prepaid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid stock purchase contracts will be issued under either the senior indenture or the subordinated indenture.
DESCRIPTION OF GLOBAL SECURITIES
Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.
If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.
Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Ameris, the trustees, the warrant agents or any bank depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION
We and/or the selling securityholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
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to or through underwriters, brokers or dealers;

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directly to one or more other purchasers;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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through agents on a best-efforts basis; or

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otherwise through a combination of any of the above methods of sale.

The selling securityholders may also sell shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than under this prospectus.
In addition, we and/or the selling securityholders may enter into option, share lending or other types of transactions that require us and/or the selling securityholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We and/or the selling securityholders may enter into hedging transactions with respect to our securities. For example, we and/or the selling securityholders may:
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enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

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sell shares of common stock short and deliver the shares to close out short positions;

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enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

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loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Each time that we and/or the selling securityholders use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:
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the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

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the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We and/or the selling securityholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We and/or the selling securityholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.
In connection with the sale of any of the securities, underwriters or agents may receive compensation from us and/or the selling securityholders in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.
Agents and underwriters may be entitled to indemnification by us and/or the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us and/or the selling securityholders in the ordinary course of business.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the Nasdaq Global Select Market. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We and/or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including, without limitation, in short sale transactions. In that event, the third party may use securities pledged by us and/or the selling securityholders or borrowed from us and/or the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
We and/or the selling securityholders do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we and/or the selling securityholders do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
If we and/or the selling securityholders offer securities in a subscription rights offering to our existing security holders, we and/or the selling securityholders may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We and/or the selling securityholders may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we and/or the selling securityholders do not enter into a standby underwriting arrangement, we and/or the selling securityholders may retain a dealer-manager to manage a subscription rights offering for us and/or the selling securityholders.
Underwriters, dealers and agents may engage in transactions with us and/or the selling securityholders or perform services for us and/or the selling securityholders in the ordinary course of business.
If indicated in the applicable prospectus supplement, we and/or the selling securityholders will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us and/or the selling securityholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our and/or the selling securityholders’ approval. The obligations of any purchaser under any such contract will be subject to the conditions that: (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject; and (ii) if the securities are being sold to underwriters, we and/or the selling securityholders shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement to which this prospectus is a part, and in filings we make with the SEC, which we incorporate by reference into this registration statement.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia. If the matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, then such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
Crowe LLP, independent registered public accounting firm, has audited Ameris Bancorp and subsidiaries’ consolidated financial statements included Ameris Bancorp’s annual report on Form 10-K for the year ended December 31, 2019, as amended by Ameris Bancorp’s Amendment No. 1 on Form 10-K/A, and the effectiveness of Ameris Bancorp and subsidiaries’ internal control over financial reporting as of December 31, 2019, as set forth in its reports, which are incorporated by reference into this prospectus. Ameris Bancorp and subsidiaries’ financial statements included in its annual report on Form 10-K for the year ended December 31, 2019, as amended by Ameris Bancorp’s Amendment No. 1 on Form 10-K/A, are incorporated by reference in reliance on Crowe LLP’s reports, given on its authority as an expert in accounting and auditing.

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   % Fixed-to-Floating Rate Subordinated Notes due 2030

Prospectus Supplement

Joint Book-Running Managers

           , 2020